UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Courier Corporation
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COURIER CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

January 18, 2011

To the Stockholders of

COURIER CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of COURIER CORPORATION (the “Corporation”) will be held at the Radisson Hotel Nashua, 11 Tara Boulevard, Nashua, New Hampshire, at 11:00 A.M. on Tuesday, January 18, 2011 for the following purposes:

1.               To elect three Class A Directors to hold office for a term of three years and until their respective successors shall be elected and shall have been duly qualified;

2.               To consider and act upon a proposal to adopt the Courier Corporation 2011 Stock Option and Incentive Plan, replacing the 1993 Stock Incentive Plan as described in the attached Proxy Statement.

3.               To ratify and approve the selection by the Audit and Finance Committee of the Corporation’s Board of Directors of Deloitte & Touche LLP as independent auditors for the Corporation for the current fiscal year ending September 24, 2011; and

4.               To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on November 22, 2010 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

By order of the Board of Directors,

RAJEEV BALAKRISHNA
Secretary and Clerk

15 Wellman Avenue
North Chelmsford, Massachusetts 01863
December 3, 2010

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on January 18, 2011 — The proxy statement and annual report are also available online for viewing at www.courier.com.

If you do not expect to attend in person, it would be appreciated if you would fill in and sign the enclosed proxy and return it promptly in the enclosed envelope.  You may also vote your shares through the Internet or by telephone as indicated on the enclosed proxy card.

PROXY STATEMENT

COURIER CORPORATION

15 Wellman Avenue

North Chelmsford, Massachusetts 01863

ANNUAL MEETING OF STOCKHOLDERS

January 18, 2011

NATURE OF SOLICITATION

This Proxy Statement is furnished in connection with and accompanies a Proxy Card (the “Proxy”) for and Notice of Annual Meeting of Stockholders (the “Notice”) of Courier Corporation (the “Corporation” or “Courier”), to be held Tuesday, January 18, 2011 at 11:00 A.M. at the Radisson Hotel Nashua, 11 Tara Boulevard, Nashua, New Hampshire, for the purposes set forth in the Notice.  The solicitation is made on behalf of the Board of Directors of the Corporation (the “Board of Directors” or “Board”).

This Proxy Statement and the accompanying Notice and Proxy are first being sent to stockholders on or about December 3, 2010.  The Board of Directors has fixed the close of business on November 22, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”).

The cost of preparing, assembling and mailing the Proxy and Notice and this Proxy Statement and of soliciting Proxies is to be borne by the Corporation.  In addition to the use of the mails, solicitation may be made by telephone and personally by employees and Directors of the Corporation.  Georgeson Shareholder Communications, Inc. has been hired by the Corporation to act as a distribution agent and solicitor only with respect to record holders who are brokers, dealers, banks or other entities that exercise fiduciary powers in nominee name or otherwise, at a fee of approximately $6,000.  The Corporation will also bear the expense of record holders who are banks, brokers and other fiduciaries or nominees who may forward Proxies and proxy material to beneficial owners of such shares.

Any Proxy given pursuant to this solicitation may be revoked by the person giving it prior to the exercise of the powers conveyed by it by filing with the Secretary/Clerk of the Corporation a written revocation or duly executed Proxy bearing a later date, properly casting a new vote through the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities, or by attending the Annual Meeting and voting in person.  Unless a Proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or at any adjournment thereof in the manner hereinafter described.

The Annual Report of the Corporation for the fiscal year ended September 25, 2010, including the Form 10-K for the fiscal year ended September 25, 2010, is being mailed to stockholders concurrently with this Proxy Statement.

VOTING SECURITIES

As of the Record Date, the securities outstanding and entitled to vote at the Annual Meeting consist of 12,057,103 shares of Common Stock, par value $1 per share, of the Corporation (the “Common Stock”).  Only holders of record on the Record Date will be entitled to vote at the Annual Meeting.  Each stockholder is entitled to one vote, in person or by proxy, for each share held.  A majority in interest of all shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting constitutes a quorum for the meeting (6,028,552 shares).  Abstentions and broker non-votes shall be counted in determining the number of shares present at the Annual Meeting.

A plurality of votes properly cast for the election of Directors by stockholders attending the Annual Meeting in person or by proxy will elect Directors to office.  A majority of votes properly cast at the Annual Meeting is required for approval of the 2011 Stock Incentive Plan and the ratification of the auditors.  Abstentions and broker non-votes will not be counted as votes cast at the Annual Meeting.  Under the Corporation’s Corporate Governance Guidelines, Directors who do not receive a majority of the votes cast are required to submit their resignation to the Board of Directors.  The Board of Directors then determines whether to accept such resignation as set forth in the Corporate Governance Guidelines.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the Record Date, the ownership of Common Stock by each Director, by each executive officer named in the Summary Compensation Table below (each a “Named Executive Officer”), by all Directors and executive officers of the Corporation as a group, and by any person or group known to the Corporation to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.  The number of shares beneficially owned by each person and entity is determined according to the rules of the Securities and Exchange Commission (the “Commission”), and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within sixty days of the Record Date through the exercise of an option or similar right.  Except as noted below, each holder has sole voting and investment power with respect to all shares of Common Stock listed as owned by such person or entity.

	Number of Shares
	Beneficially		% of Shares
Name	Owned (1)(2)(3)		Outstanding

James F. Conway III	940,011	(4)	7.8%
Paul Braverman	15,733		0.1%
Kathleen Foley Curley	44,741		0.4%
Edward J. Hoff	382,792	(5)	3.2%
Peter K. Markell	33,312		0.3%
Ronald L. Skates	46,447	(6)	0.4%
Robert P. Story, Jr.	322,545	(7)	2.7%
W. Nicholas Thorndike	72,243	(8)	0.6%
Susan L. Wagner	34,115		0.3%
Peter M. Folger	77,364		0.6%
Rajeev Balakrishna	25,517		0.2%
Eric J. Zimmerman	85,473		0.7%
All Directors and Executive Officers as a Group (12 persons)	2,080,293		16.9%
T. Rowe Price Associates, Inc.	1,211,340	(9)	10.0%
BlackRock Fund Advisors	625,952	(10)	5.2%

(1) The information concerning the amount of Common Stock beneficially owned by each of the Directors and executive officers was furnished to the Corporation by each such Director or executive officer.  The address for the Directors and executive officers is c/o Courier Corporation, 15 Wellman Avenue, North Chelmsford, MA 01863.

(2) Includes shares subject to options exercisable within sixty days of the Record Date as follows:  Mr. Conway, 49,161 shares; Mr. Braverman, 6,100 shares; Prof. Curley, 24,760 shares; Mr. Hoff, 24,760 shares; Mr. Markell, 24,760 shares; Mr. Skates, 24,760 shares; Mr. Story, 42,899 shares; Mr. Thorndike, 19,291 shares; Ms. Wagner, 24,760 shares; Mr. Folger, 17,011 shares; Mr. Balakrishna, 11,464 shares; Mr. Zimmerman, 14,088 shares; and all Directors and executive officers as a group, 283,814 shares.  For purposes of calculating the percentage of shares outstanding with respect to each individual and the group, the shares subject to such options have been treated as if they were issued and outstanding only as to such individual or group.

(3) Includes shares allocated to individual accounts in the Courier Employee Stock Ownership Plan (the “ESOP”) as follows:  Mr. Conway, 10,535 shares; Mr. Story, 7,503 shares; Mr. Folger, 4,857 shares; and Mr. Zimmerman, 208 shares.

(4) Includes 256,461 shares owned by the James F. Conway, Jr. Trusts of which Mr. Conway III is a trustee with shared voting and investment power as to these shares.  Mr. Conway’s address is c/o the Corporation, 15 Wellman Avenue, North Chelmsford, MA 01863.

(5) Includes 100,000 shares pledged by Mr. Hoff against a line of credit with UBS Financial Services, Inc.

(6)  Includes 900 shares owned by family trusts of which Mr. Skates is a trustee with shared voting and investment power as to these shares, as to which he disclaims beneficial ownership.

(7) Includes 4,050 shares owned by Mr. Story’s wife, as to which shares Mr. Story disclaims beneficial ownership.

(8)  Includes 4,500 shares owned by a family trust of which Mr. Thorndike is a trustee with shared voting and investment power as to these shares, as to which he disclaims beneficial ownership.

(9) Based upon information provided by T. Rowe Price Associates, Inc. (“Price Associates”) as of the Record Date.  The total shares held of 1,211,340 are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 1,036,200 shares representing 8.6% of the shares outstanding), for which Price Associates serves as investment adviser with power to direct investments and/or power to vote the securities. Price Associates has sole dispositive power for the entire holding of 1,211,340 shares and has sole voting power for 172,740 shares.  For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.  The address for Price Associates is 100 East Pratt Street, Baltimore, MD 21202.

(10)  Based upon the most recent Form 13F filing with the Securities and Exchange Commission by BlackRock Fund Advisors (“BlackRock”) as of September 30, 2010,

BlackRock owned 625,952 shares. The address for BlackRock is 400 Howard Street, San Francisco, CA 94105.

ITEM 1:  ELECTION OF DIRECTORS

Pursuant to the By-Laws, the Corporation’s directorships are divided into three classes, consisting of Class A, Class B and Class C Directors.  The term of each directorship is three years and the terms of the three classes are staggered in such a manner that only one class is elected in any one year.  Three Class A Directors are to be elected at the 2011 Annual Meeting.  If elected, each of the three Class A Directors will serve until the 2014 Annual Meeting and until his successor shall have been elected and duly qualified or until his earlier death, incapacity, resignation or removal.  Proxies not limited to the contrary will be voted to elect Edward J. Hoff, Robert P. Story, Jr., and Susan L. Wagner as Class A Directors.  Messrs. Hoff and Story and Ms. Wagner are presently Class A Directors having terms expiring at the 2011 Annual Meeting.  The Board has no reason to believe that any of the Director nominees will be unavailable.  In the event that a nominee is not available, the Board of Directors may decrease the number of directors or choose a different nominee.  If a substitute nominee is chosen, the proxy will be voted for the substitute nominee unless other instructions are given.

Under the By-Laws, the Board is required to have at least 5 Directors and no more than 11 Directors.  The exact size is set by the Board by resolution from time to time with the current size of the Board set at 9 Directors.

Messrs. Hoff and Story, and Ms. Wagner were previously elected by the stockholders.

The Board of Directors unanimously recommends a vote FOR the three Class A Director Nominees listed below.

Nominee’s or Director’s Name	Age	Position(s) with the Company	Year Directorship Began/ Year Term Expires	Class of Director
Nominees for Class A Directors
Edward J. Hoff (2)(3)	55	Director	1989-2011	A
Robert P. Story, Jr.	59	Executive Vice President & COO	1995-2011	A
Susan L. Wagner (2)(3)	61	Director	2004-2011	A
Directors Continuing in Office
James F. Conway III	58	Chairman, President & CEO	1988-2012	B
Kathleen Foley Curley (2)(3)	59	Director	1995-2012	B
W. Nicholas Thorndike (2)(3)	77	Director	1989-2012	B
Paul Braverman (1)(2)(3)	61	Director	2009-2013	C
Peter K. Markell (1)(2)(3)	55	Director	2004-2013	C
Ronald L. Skates (1)(2)(3)	69	Director	2003-2013	C

(1) Member of Audit and Finance Committee

(2) Member of Nominating and Corporate Governance Committee

(3) Member of Compensation and Management Development Committee

The Board and the Nominating and Corporate Governance Committee believe that the diversity of backgrounds and breath of experience of the current Board members together provide the Corporation with the necessary expertise and perspectives needed to guide the business.  The current Directors have experience from current or former roles at a diverse set of domestic and international companies, educational institutions and philanthropic organizations and across a broad range of disciplines.  As a result, they bring the necessary knowledge and understanding of business processes, strategies and challenges to serve as Directors of the Corporation.  In addition, each of our Directors has requisite integrity, character, judgement, and interpersonal skills to contribute effectively to the Board and ensure excellence in the performance of its duties.

Nominees for Election as Class A Directors

Edward J. Hoff — Mr. Hoff, age 55, has been a Director of the Corporation since 1989, and he is currently Chairperson of the Compensation and Management Development Committee.  He joined IBM as Vice President in 2001 and serves as a member of the IBM Senior Leadership Team, called the Integration and Values Team. He was President of Leadership Development Inc., a management development firm, from 1998 to 2001.  He had been a Partner at The Center for Executive Development from 1992 to 1998. Mr. Hoff was previously elected as a Class A Director to serve until the 2011 Annual Meeting.

Mr. Hoff’s qualifications for service on the Corporation’s Board include: (1) ten years of executive experience in leadership and management development as Vice President at IBM, as President of Leadership Development Inc., and as Partner at The Center for Executive Development; (2) human resources and compensation expertise through his roles at IBM; (3) 10 years of successful entrepreneurial experience; and (4) a global perspective as a result of working for a large, multinational corporation like IBM.

Robert P. Story, Jr. — Mr. Story, age 59, has been a Director of the Corporation since 1995.  He was elected Executive Vice President and Chief Operating Officer of Courier in November 2006.  Mr. Story has operational responsibility for the Corporation’s publishing and book manufacturing operations.  He joined the Corporation in 1986 as Vice President and Treasurer and served as Senior Vice President and Chief Financial Officer from April 1989 through October 2006.  Mr. Story was previously elected as a Class A Director to serve until the 2011 Annual Meeting.

Mr. Story’s qualifications for service on the Corporation’s Board include:  (1) nearly 25 years of printing and publishing industry, operations and manufacturing experience as Chief Operating Officer and other roles in the Corporation; (2) financial expertise gained as Chief Financial Officer and as Vice President and Treasurer; (3) strategic planning and business development experience as Chief Operating Officer and a member of the Board of Directors for 15 years; and (4) previous to Courier, 11 years of accounting and financial expertise including as a CPA with Arthur Anderson, CFO of a public technology company and founder and president of a startup company.

Susan L. Wagner — Ms. Wagner, age 61, has been a Director of the Corporation since November 2004.  She is Senior Vice President, Global Strategic Insights, Johnson and Johnson Group of Consumer Companies, a position she has held since September 2008.  Prior to that time she was Vice President, Strategic Insights, Pepsi-Cola Company from 2006 to 2008, Vice President of Consumer and Market Knowledge, Procter and Gamble from 2005 to 2006, Vice President of Market Research, Personal Care Group for the Gillette Company from 2002 to 2005 and Vice President of Strategic Market Intelligence,

Duracell, from 1998 to 2002.  Ms. Wagner was previously elected as a Class A Director to serve until the 2011 Annual Meeting.

Ms. Wagner’s qualifications for service on the Corporation’s Board include:  (1) strategic planning experience as Vice President, Global Strategic Insights for Johnson and Johnson and as Vice President, Strategic Insights for Pepsi-Cola Company; (2) marketing expertise as Vice President of Consumer and Market Knowledge for Procter and Gamble, as Vice President of Market Research for Gillette Company, and as Vice President of Strategic Market Intelligence for Duracell; and (3) a global perspective for distributing products internationally gained through working for large multinational corporations like Gillette, Procter and Gamble, Pepsi-Cola and Johnson and Johnson.

Directors Continuing in Office

The following persons are incumbent Directors and have unexpired terms as Class B and Class C Directors as indicated.

James F. Conway III — Mr. Conway, age 58, has been a Director of the Corporation since 1988.  Mr. Conway was elected Chairman of the Corporation on September 22, 1994 and also serves as President and Chief Executive Officer.  He had been Acting Chairman, President and Chief Executive Officer since December 1992, and President and Chief Operating Officer from 1988 to 1992. He is a Director of Enterprise Bancorp Inc. Mr. Conway was previously elected to serve as a Class B Director until the 2012 Annual Meeting.

Mr. Conway’s qualifications for service on the Corporation’s Board include:  (1) 22 years of service as a member of Courier’s Board of Directors, including the past 16 years as Chairman of the Board and Chief Executive Officer; (2) over 35 years experience in the printing industry with executive level responsibility for all aspects of operations, strategic planning, and business development, and leadership positions in industry associations including Chairman of Associated Industries of Massachusetts and President of Book Manufacturers Institute; and (3) Board experience including serving as an independent Director and Chairman of the Compensation Committee for Enterprise Bank & Trust Co.

Kathleen Foley Curley — Professor Curley, age 59, has been a Director of the Corporation since 1995, and she is currently Chairperson of the Nominating and Corporate Governance Committee.  She joined Boston University School of Management as a Research Professor in 2002. She had been Senior Vice President and Chief Community Builder at Communispace Corporation from 2000 to 2002 and Executive Director of Lotus Institute since 1999.  Prior to her industry positions, she was a tenured Professor at Northeastern University College of Business Administration in Management Information Systems between 1982 and 1997. Professor Curley was previously elected to serve as a Class B Director until the 2012 Annual Meeting.

Prof. Curley’s qualifications for service on the Corporation’s Board include:  (1) extensive experience in the areas of collaborative software, knowledge management and technology strategies that contribute to business value from her positions with Communispace Corporation, Lotus Institute, and the IBM Software Group; (2) business development experience in her role as Chief Community Builder at Communispace and as Executive Director of Lotus Development Corp.; and (3) first hand experience in the field of education through her present position and her research and work developing the educational agenda for the Institute of Global Work.

W. Nicholas Thorndike — Mr. Thorndike, age 77, has been a Director of the Corporation since 1989, and currently serves as Lead Director in meetings of the independent Directors.  He is an independent trustee of the mutual funds of Grantham, Mayo, and Van Otterloo (GMO).  He has also served as a Trustee of Massachusetts General Hospital from 1969 to 1999 and now serves as Honorary Trustee, and was the Chairman of the Board from 1987 to 1992 and President from 1992 to 1994.  Until December 1988, he was Chairman and Managing Partner of Wellington Management Company. Mr. Thorndike was previously elected to serve as a Class B Director until the 2012 Annual Meeting.

Mr. Thorndike’s qualifications for service on the Corporation’s Board include:  (1) extensive financial and managerial expertise as Chairman and Managing Partner of Wellington Management Company as well as trustee of the mutual funds of Grantham, Mayo, and Van Otterloo; (2) significant executive, business and operational experience as past Chairman and as past President of Massachusetts General Hospital; (3) industry exposure as past Director of the Providence Journal Company; and (4) significant board and trustee experience, including serving as the Corporation’s Lead Independent Director.

Paul Braverman — Mr. Braverman, age 61, has been a Director of the Corporation since June 2009.  He was a Partner and Chief Financial Officer of Wellington Management Company, LLP from 1986 to 2007.  Prior to that he served as Corporate Pension Manager for Digital Equipment Corporation from 1980 to 1986 and as Tax Counsel from 1977 to 1980; Director of Taxation and International Controller for Data Terminal Systems from 1978 to 1980; and Tax Manager for Arthur Young & Co. from 1973 to 1977.  He is currently a Director of Brigham and Women’s Hospital, Faulkner Hospital and Schepens Eye Research Institute, Trustee of Grantham, Mayo, and Van Otterloo and Co., LLC, a Trustee of the New England Conservatory, and a member of the Partners HealthCare Real Estate Committee.  Mr. Braverman was previously elected to serve as a Class C Director until the 2013 Annual Meeting.

Mr. Braverman’s qualifications for service on the Corporation’s Board include:  (1) extensive financial and managerial expertise as Partner and Chief Financial Officer of Wellington Management Company and in various roles at Digital Equipment Corporation, Data Terminal Systems and Arthur Young & Co.; (2) designation as an audit committee financial expert based on his financial experience; and (3) diverse board and trustee experience through a broad range of organizations.

Peter K. Markell — Mr. Markell, age 55, has been a Director of the Corporation since November 2004.  He joined Partners HealthCare System, Inc. as Vice President for Finance in 1999. He had previously been a partner at Ernst & Young LLP from 1988 to 1998. He is a Director of Eastern Bank.  Mr. Markell was previously elected as a Class C Director to serve until the 2013 Annual Meeting.

Mr. Markell’s qualifications for service on the Corporation’s Board include:  (1) extensive financial and managerial expertise as Vice President Finance for Partners HealthCare System, Inc., and as Partner at Ernst & Young LLP; (2) designation as an audit committee financial expert based on his financial and accounting experience; and (3) board experience through his Director and Trustee positions and community commitment to organizations such as Eastern Bank, Boston College, Big Brother of Mass Bay, Forbes House Museum and the Initiative for a New Economy.

Ronald L. Skates — Mr. Skates, age 69, has been a Director of the Corporation since 2003, and he is currently Chairperson of the Audit and Finance Committee.  He is a private investor. From 1989 through 1999, he was President and Chief Executive Officer of Data General Corporation, a computer and storage manufacturer. He retired in 1999 when EMC Corp. acquired the company. Prior to joining Data General in 1986, Mr. Skates was a Certified Public Accountant and a partner with Price Waterhouse & Co. He is a Director of Gilbane Corporation, Raytheon Company and State Street Corporation. Mr. Skates is a Trustee of Massachusetts General Physicians’ Organization, Inc. Mr. Skates was previously elected as a Class C Director to serve until the 2013 Annual Meeting.

Mr. Skates’ qualifications for service on the Corporation’s Board include:  (1) extensive business and managerial experience and skills gained as President and CEO of Data General Corporation; (2) accounting and financial expertise as Partner with Price Waterhouse & Co., as a Certified Public Accountant, and as Audit Committee Chairperson for Raytheon Co., State Street Corporation and the Corporation; (3) designation as an audit committee financial expert based on his financial and accounting experience; and (4) extensive board experience and broad exposure to addressing governance and strategic matters across a diverse set of industries as a Board Member at Raytheon Company, State Street Corporation and Gilbane Corporation.

CORPORATE GOVERNANCE

The Corporation’s Board of Directors is responsible for supervision of Management and the overall affairs of the Corporation.  The Board has delegated certain authority to committees and has adopted certain governance guidelines designed to ensure the continued excellence of the board in the performance of its duties.  The roles of the committees and the governance guidelines are discussed below.  The Corporation’s Corporate Governance Guidelines, the charters of the Nominating and Corporate Governance Committee, the Audit and Finance Committee, and the Compensation and Management Development Committee, the Corporation’s Business Conduct Guidelines, and the Environmental, Health and Safety Policy are available on the Corporation’s website at www.courier.com.  Printed copies are available free of charge by contacting General Counsel, Courier Corporation, 15 Wellman Avenue, North Chelmsford, MA 01863.

Code of Ethics

On November 4, 2003, the Board of Directors adopted, and subsequently amended on September 18, 2007, the Courier Corporation Business Conduct Guidelines for all its directors, officers and employees.  The Courier Corporation Business Conduct Guidelines have been posted on the Corporation’s website at www.courier.com.

Board Meetings and Committees

The Board of Directors held a total of eight meetings during the fiscal year ended September 25, 2010.  The Board of Directors has established the following separately designated standing committees: an Audit and Finance Committee, a Compensation and Management Development Committee and a Nominating and Corporate Governance Committee.

Audit and Finance Committee

The Audit and Finance Committee (the “Audit Committee”) consists of Messrs. Braverman, Markell, and Skates.  Mr. Skates serves as Chairperson of the Audit Committee. The Board of Directors has determined that Messrs. Skates, Markell, and Braverman each meet all of the qualifications of an Audit Committee Financial Expert, as defined in Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934.  All the members of the Audit Committee are “independent”, under the rules of the NASDAQ Global Select Market (“NASDAQ”) and the Commission.  The functions of the Audit Committee include appointment and oversight of independent auditors for the Corporation; determination of compensation payable to the independent auditors; consultation with the Corporation’s independent auditors regarding the plan of audit; review, in consultation with the independent auditors, of their audit report and management letter; and review of reports and recommendations of the Corporation’s internal audit department. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters.  These procedures, along with the Audit Committee Charter are available to stockholders on the Corporation’s website at www.courier.com. The Audit Committee held four meetings during the last fiscal year.  A part of each of the meetings was held with representatives of the Corporation’s independent auditors outside of the presence of management.  The Audit Committee also met separately with the Corporation’s internal audit manager at each of these formal meetings.

Compensation and Management Development Committee

The Compensation and Management Development Committee (the “Compensation Committee”) consists of Messrs. Braverman, Hoff, Markell, Skates, and Thorndike, Ms. Wagner and Professor Curley.   Mr. Hoff serves as Chairperson of the Committee.  All the members of the Compensation Committee are “independent” under the rules of NASDAQ and the Commission.  The Compensation Committee administers the Corporation’s executive compensation programs and approves the compensation of executive officers.  The Compensation Committee Charter is available to stockholders on the Corporation’s website at www.courier.com.  The Committee meets each September and November to formally review executive compensation and may meet at other times during the year on compensation matters.

At its meeting in September of each year, the Compensation Committee reviews compensation data provided by the Vice President of Human Resources to establish compensation targets for the executives for the upcoming fiscal year.  The Compensation Committee has not engaged any compensation consultant to assist it in its compensation decisions.  As part of the process of setting executive compensation targets, the Compensation Committee reviews the following:

•                  Compensation tally sheets for the Chief Executive Officer (“CEO”) and each executive as prepared by the Vice President of Human Resources.  The overall purpose of these tally sheets is to bring together, in one place, all of the elements of actual and potential future compensation of our named executive officers.  The tally sheets provide a four-year review of all compensation earned by the executives under our Executive Compensation Program, including salary, bonuses, perquisites, company contributions made on executives’ behalf to the Corporation’s retirement plan and deferred compensation plan, the value of stock options and restricted stock grants, and potential future payments under long-term plans and change in control arrangements.

•                  Compensation data of other companies of similar size or in similar industries as the Corporation.  For fiscal year 2010, the Compensation Committee reviewed compensation data of executives from our peer group, which consisted of Borders Group; Bowne & Co.; Consolidated Graphics, Inc; Ennis, Inc.; The Standard Register Company; Scholastic Corporation; and John Wiley & Sons, Inc.; and survey data as provided through The Survey Group 2009 Management Compensation Survey, which is a survey of compensation from 259 Massachusetts-based companies, reported on an aggregate basis based on size, industry, and geographic location without reference to company names.

Each year at the September meeting, the Compensation Committee also grants stock options and restricted stock awards to the CEO and other executives as part of their compensation package for the next fiscal year.

At its November meeting each year, following its review of the prior fiscal year’s operating results, the Compensation Committee approves awards earned under our Executive Compensation Program for the fiscal year just ended.  In addition, the Compensation Committee reviews the compensation targets it established for the CEO and other executives at the September meeting and formally approves the compensation of the CEO and the proposed compensation for the other executives for the new fiscal year.  The Compensation Committee also sets the performance targets for the new fiscal year’s performance-based incentive plans.

Management’s Role in the Compensation-Setting Process.  The CEO provides his evaluation of the performance of the other executives to the Compensation Committee.  Using tally sheets and peer group and company survey data as prepared by the Vice President of Human Resources described above, he recommends salary, non-equity incentive compensation, and equity compensation for the other executives, and recommends the business performance targets and objectives for approval by the Compensation Committee in connection with incentive compensation plans.  The CEO does not participate in discussions of his compensation by the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) consists of Messrs. Braverman, Hoff, Markell, Skates, and Thorndike, Ms. Wagner and Professor Curley.  Professor Curley serves as Chairperson of the Nominating Committee.  All the members of the Nominating Committee are “independent” under the rules of NASDAQ.  The Nominating and Corporate Governance Committee Charter is available to stockholders on the Corporation’s website at www.courier.com.

The Nominating Committee, on behalf of the Board of Directors, is responsible for identifying individuals qualified to become Board members and recommending to the Board Director nominees for election, including nominees to be elected or re-elected as Directors at each annual meeting of stockholders, as more fully detailed in the Nominating Committee charter.  The Nominating Committee also periodically reviews and monitors the Corporation’s performance against the corporate governance guidelines established by the Committee.  Each of the Directors is in compliance with the stock ownership requirements set forth in the corporate governance guidelines.

To fulfill its responsibility to recruit and recommend to the full Board nominees for election as Directors, the Nominating Committee reviews the composition of the full Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications.

•                  The Nominating Committee looks for nominees to have the highest personal and professional integrity, demonstrated exceptional ability and judgment, and effectiveness in serving the long-term interests of the shareholders as a member of the Board.

•                  The Nominating Committee may consider whether the nominee has direct experience in the printing or publishing industry or in the markets in which the Corporation operates and whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

•                  The Nominating Committee must ensure that the Board has sufficient “independent” directors (as defined under NASDAQ’s rules) and sufficient “audit committee financial experts” on the Board to satisfy all applicable rules of NASDAQ and the Securities and Exchange Commission, including rules regarding the composition of certain committees of the Board.

•                  The Nominating Committee considers the number of other boards of public companies on which a candidate serves under our Corporate Governance Guidelines.

The Nominating Committee considers candidates for Director suggested by our shareholders, provided that the recommendations are made according to the procedures required under our By-laws and described in this Proxy Statement under the heading “Miscellaneous — Stockholder Proposals.”   Shareholder nominees whose nominations comply with these procedures and who meet the criteria outlined above, in the Nominating Committee’s Charter, and in our Corporate Governance Guidelines, will be evaluated by the Nominating Committee in the same manner as the Nominating Committee’s nominees.

The Nominating Committee recommended that Messrs. Hoff and Story, and Ms. Wagner each be nominated for election to serve as Class A Directors until the 2014 Annual Meeting.  The Nominating Committee held one meeting during the last fiscal year.

Board Leadership Structure

The Board believes that the most effective leadership structure for the Corporation at this time is one with a combined Chairman and CEO, coupled with an independent Lead Director.  The Board believes that combining these roles benefits the Corporation by providing a clear and consistent strategic focus and facilitating the execution of strategies in the short and long terms.  The current Chairman and CEO has a long and proven track record in his current role and many decades of experience in the printing and publishing industries.  By combining the roles, he is better able to negotiate with the Corporation’s major customers who value a single unified decision maker and respond nimbly to their changing business needs and objectives.  The open communications between our Chairman and the rest of the Board keeps the Board informed of significant enterprise risks and major developments in operations.  Taken together with an experienced Lead Director like Mr. Thorndike, the Board believes that the structure is currently optimal for the Corporation.

The Board created the position of Lead Director to strengthen independent Board oversight.  Pursuant to the Corporation’s Corporate Governance Guidelines, since our Chairman is also the CEO, the Lead Director is required to be independent and is elected by a majority of the independent directors.  The Lead Director is charged with presiding over executive sessions of the Corporation’s independent directors.  The Lead Director is also responsible for liaising with the Chairman on matters raised by the independent directors and providing input on agendas and information presented to the Board.

Risk Management

The Corporation’s senior management is charged with assessing and managing the Corporation’s exposure to risk on a day-to-day basis.  Many controls and processes to mitigate and control risk are embedded in the Corporation’s operations.  The Board is primarily responsible for overseeing management in the execution of this responsibility and for evaluating the Corporation’s approach to risk management.  The Board exercises this responsibility in the course of its meetings and through its Committees.  As part of its periodic review of Management’s recommendations on the budget and guidance for upcoming fiscal periods, the Board requires Management to review the significant risks and assumptions underlying Management’s recommendations.  The Board is then able to assess and provide input on whether Management has appropriately identified and considered the risks to the Corporation’s business and prospects.  In addition, as part of any commitment of capital for capital expenditures or acquisitions or in connection with any financings or other strategic transactions, the Board considers enterprise risk as part of its deliberations of those matters.  The Board’s committees take the lead on certain areas of risk within their area of expertise or responsibility.  The Audit & Finance Committee plays a significant role in managing risk from a financial perspective, such as hedging and derivative instruments, interest rate exposure, access to capital and capital structure.  The Audit & Finance Committee also focuses on risk associated with audit and reporting matters, using the Corporation’s internal and external auditors to confirm the robustness and verify the effectiveness of the Corporation’s disclosure controls and procedures and internal controls over financial reporting.  The Compensation & Management Development Committee focuses on risk as it relates to compensation and works to ensure that Management is not incented to take unreasonable risk as a result of the Corporation’s compensation structure.

Participation at Meetings

Each Director attended at least 75% of the total number of meetings held by the Board of Directors and each committee on which he or she served during fiscal year 2010. According to a resolution passed by the Board of Directors, all Directors are expected to attend our annual meeting, and all but one of the Directors did attend the 2010 Annual Meeting.

Contacting Members of the Board of Directors

The policy of the Board of Directors is that stockholders of the Corporation may contact the Board of Directors, including the Chairman of the Board, the independent directors as a group, or any individual director, by writing to the Board of Directors c/o, Courier Corporation, Attention: Rajeev Balakrishna, Compliance Officer, 15 Wellman Avenue, North Chelmsford, MA 01863.  Such writing must clearly specify the name of the individual director or group of directors to whom such writing is addressed.

If you wish to contact the Audit Committee to report complaints or concerns regarding accounting, internal accounting controls or auditing matters, you may do so by writing to the Compliance Officer, Courier Corporation, 15 Wellman Avenue, North Chelmsford, MA 01863.  You are welcome to make such reports anonymously.

We recommend that all correspondence be sent via certified U.S. mail, return receipt requested.  All such correspondence received in this manner will be forwarded to the relevant director or group of directors or other addressee.

Director Independence

The Board of Directors has determined that each of Messrs. Braverman, Hoff, Markell, Skates and Thorndike, Prof. Curley and Ms. Wagner is an “independent director” in accordance with corporate governance rules of NASDAQ.  Therefore, the Corporation currently has a majority of “independent directors.”

Meetings of Independent Directors

Independent directors of the Corporation regularly meet in executive session outside the presence of management.  The Lead Director, Mr. Thorndike, presides over these meetings.  Any interested parties who wish to make their concerns known to the independent directors may avail themselves of the procedures listed above in the section of this Proxy Statement entitled “Contacting Members of the Board of Directors.”

Related Party Transactions

Under the terms of the Audit Committee charter and its Business Conduct Policy, information about transactions involving related persons are reviewed by the independent directors of the Corporation.  Related persons include, among others, the Corporation’s directors and executive officers, as well as immediate family members of directors and officers.  If the determination is made that a related person has a material interest in any transaction of the Corporation, then the Corporation’s independent directors would review, and if it were in the best interests of the Corporation, approve or ratify it.  In addition, the transaction would be required to be disclosed in accordance with the Commission’s rules.  There were no related party transactions in fiscal 2010.

Directors’ Compensation

On January 20, 2010, the Corporation paid its non-employee directors (Messrs. Braverman, Hoff, Markell, Skates and Thorndike, Prof. Curley and Ms. Wagner) an annual retainer of $25,000 for calendar year 2010.  During fiscal year 2010, for any meeting in which they participated, they also received meeting fees of $1,250 per meeting of the Board of Directors and any committee of the Board of Directors or $625 for any such meeting held by phone and lasting less than one-half hour. Any Director who participated by phone for a regular meeting was paid the full meeting fee for the first such occurrence, and $625 for any subsequent occurrences.  The Corporation paid annual retainer fees to non-employee directors who serve as Chairpersons of Committees of the Board of Directors as follows:  Compensation Committee, $10,000; Audit Committee, $10,000; and Nominating Committee, $5,000.  Non-employee directors may receive additional fees for service on executive, strategic initiative, shareholder value and other special committees that the

Board of Directors may from time to time establish.  Total compensation earned for fiscal 2010 for each of the non-employee directors is detailed in the table below.

For fiscal 2010, the non-employee directors were allowed, at their election, to receive all or one-half of their annual retainer fees for services as Directors and as Chairpersons of Committees (“annual retainer fees”) in the form of stock units or shares of Common Stock pursuant to the Corporation’s 2010 Stock Equity Plan (the “Stock Equity Plan”).  On January 20, 2010 an aggregate of 12,404 shares were awarded to the following Directors who elected to receive shares in lieu of cash:  Mr. Braverman, 1,824 shares; Mr. Hoff, 2,554 shares; Mr. Markell, 1,824 shares; Mr. Skates, 2,554 shares; Mr. Thorndike, 1,824 shares; and Ms. Wagner, 1,824 shares.  In addition, on the date of the annual meeting of stockholders all non-employee directors received two stock awards. The first of these awards was an annual stock option of approximately $25,000 based on the Black-Scholes option-pricing model and with an exercise price equal to the fair market value on the grant date; and the second was a restricted stock grant of approximately $25,000 based on the closing stock price on the date of grant.  On January 20, 2010, options for 7,597 shares of Common Stock each, or an aggregate of 53,179 shares, were granted at an exercise price of $13.71 per share, and restricted stock grants for 1,883 shares of Common Stock each, or an aggregate of 13,181 shares, were granted to all non-employee directors.  The stock options have a term of five years from the date of grant and (except for transfers to or for the benefit of the Director’s immediate family) are non-transferable otherwise than by will or the laws of descent and distribution.  Both the stock options and restricted stock grants vest in equal amounts annually over a three-year period.

Directors’ Compensation Table - 2010

	Fees Earned or	Stock	Restricted	Option	Total
Name of Director	Paid in Cash ($)	Awards($)	Stock Grants ($)	Awards($)	($)
	(1)	(2)	(3)	(4)
Paul Braverman	18,125	25,007	25,816	26,294	95,242
Kathleen Foley Curley	43,125	0	25,816	26,294	95,235
Edward J. Hoff	14,375	35,015	25,816	26,294	101,500
Peter K. Markell	18,125	25,007	25,816	26,294	95,242
Ronald L. Skates	18,125	35,015	25,816	26,294	105,250
W. Nicholas Thorndike	11,250	25,007	25,816	26,294	88,367
Susan L. Wagner	11,250	25,007	25,816	26,294	88,367

(1)          This column includes Board and Committee meeting fees paid in cash.  It also includes annual retainers and committee retainers, as described above.

(2)          This column reflects the value of the stock grants that were awarded to those Directors who chose to receive all or part of their annual retainer and committee retainer in shares of stock, as described above.

(3)          This column reflects the aggregate grant date fair value of the annual restricted stock awards granted on January 20, 2010.

(4)          This column reflects the Black-Scholes value of the annual stock option awards granted at the closing market price on January 20, 2010.

Non-employee directors had the following aggregate stock options outstanding at the end of fiscal 2010:

Stock Options Outstanding (#)

Paul Braverman	11,164
Kathleen Foley Curley	29,824
Edward J. Hoff	29,824
Peter K. Markell	29,824
Ronald L. Skates	29,824
W. Nicholas Thorndike	24,355
Susan L. Wagner	29,824

The non-employee directors do not receive non-equity incentive plan compensation, pension, or non-qualified deferred compensation, nor did they receive any other form of compensation.  Therefore, the columns titled “Non-Equity Incentive Plan Compensation”, “Change in Pension Value and Non-qualified Deferred Compensation Earnings” and “All Other Compensation” were intentionally omitted from the Directors’ Compensation table.

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Corporation’s financial reporting process.

Management is responsible for the preparation, presentation, and integrity of the Corporation’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations.  The Corporation’s independent auditors, Deloitte & Touche LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the audited financial statements of the Corporation for the fiscal year ended September 25, 2010 with the Corporation’s management and has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 as amended, “Communication with Audit Committees”.  In addition, Deloitte & Touche LLP has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence.  Finally, the Audit Committee has discussed with Deloitte & Touche LLP such firm’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended September 25, 2010, for filing with the Securities and Exchange Commission.

Ronald L. Skates	Paul Braverman	Peter K. Markell

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

The goals of our Executive Compensation Program are to:

•                  attract and retain high quality management talent and to motivate them to build and sustain value for shareholders;

•                  provide aggregate compensation opportunities that, when performance goals are achieved, will be comparable to those provided by other companies with revenues and operating characteristics similar to us; and

•                  establish for employees in management positions a significant performance-based compensation structure through incentive pay plans that do not encourage the taking of unreasonable risk.

Our Executive Compensation Program is designed to accomplish these goals by providing an annual incentive to motivate executives to achieve our annual earnings goals and two long-term incentives tying executives’ compensation to the results of the business decisions they make and to the creation of shareholder value over the long term.

Compensation Elements

The cash- and stock-based, short- and long-term components of our Executive Compensation Program begin with a total compensation amount established for each executive officer.  In determining total compensation amounts, the Committee considers the following:

•                  compensation data of companies of a similar revenue size, in similar markets and in regional areas in which we compete for executive talent.  Those companies are listed above on page 10.  However, there is no attempt to benchmark total compensation of executive officers to particular levels (e.g., median, salary midpoint) within the survey group data.  The Committee reviews the compensation data to make sure that the total compensation paid to our executives remains competitive.

•                  the total compensation earned by executives over the past four years as provided on tally sheets provided to the Committee.  The tally sheet information provides confirmation to the Committee that our compensation program is indeed performance-based.

•                  the Corporation’s initiatives for the new fiscal year, and the challenges in achieving those initiatives.

•                  the performance of our executives and the company as a whole.

•                  individual job responsibilities of our executives.

Our Executive Compensation Program is designed such that three of the four compensation components are variable; therefore, total compensation can fluctuate significantly year-to-year if performance targets are exceeded, achieved, or not attained.  In addition our Program is designed to ensure that executives are not encouraged to take excessive or unreasonable risks by balancing short- and long-term incentives and by avoiding incentives based solely on sales or revenue targets.  Executives are also required to meet certain equity ownership levels pursuant to the Corporation’s Corporate Governance Guidelines.

Total compensation, as defined in our plan, is comprised of a fixed pay component, which is base salary, and up to three variable pay components, which consist of an annual cash bonus, a long-term stock incentive, and a long-term performance incentive.  The Committee uses as a guide a target pay mix for the four compensation components.  For the CEO, the target pay mix is 45 percent in fixed pay, 20 percent in annual cash bonus, 20 percent in the long-term stock incentive, and 15 percent in a long-term performance incentive.  For the other executive officers, the target pay mix is 50 percent in fixed pay, 20 percent in annual cash bonus, 15 percent in the long-term stock incentive, and 15 percent in the long-term performance incentive. The Committee believes it is reasonable and appropriate for executive officers to have at least half of their total compensation in the form of variable pay. The Committee further believes it is appropriate for the CEO to have a higher percentage of his total compensation in the form of variable pay because of the importance of his role to grow the Corporation and increase total shareholder returns.  The actual pay mix among all of these components may fluctuate year to year among individual executives.

The total compensation for fiscal 2010 for all of the executives, with the exception of Mr. Zimmerman, consisted of the four compensation components described above.  Mr. Zimmerman, in his role as Vice President of Publishing, has his entire long-term incentive delivered as a long-term stock incentive, rather than a performance incentive, to encourage greater stock ownership and because the publishing segment is expected to have less impact on our return on assets (“ROA”) and more impact on our long-term shareholder value.

There is some disparity between the total compensation paid to our top two named executive officers and the other named executive officers.  This is primarily because Messrs. Conway and Story have a long tenure as executives while Messrs. Folger, Balakrishna, and Zimmerman have been promoted to their executive management roles only in recent years.

1.  Base Salary.  The base salary is designed to compensate executives for fulfilling their job responsibilities, their expected contribution to our performance, and to aid in their attraction and retention.  In light of the Corporation’s fiscal 2009 performance, at its meeting in November 2009, the Committee froze base salaries for fiscal 2010 at their 2009 level for all executives, including the CEO.  At its meeting in November 2010, the Committee approved a 3 percent base salary increase for fiscal year 2011, based on the Corporation’s fiscal 2010 performance as well as the Committee’s review of peer group compensation data and broad-based national surveys of executive salary increases planned for 2011.

2.  Annual Cash Bonus.  The annual cash bonus is intended to promote the achievement of our business goals and annual earnings objectives, and is entirely based on quantitative objectives established by the Committee at its November meeting.  An “annual cash bonus target” is set by the Committee for each executive for the fiscal year, which corresponds to an earnings target.  If the earnings target is met for the fiscal year, the executive earns his annual cash bonus target for the year.  The cash bonus plan provides for the actual amount of annual cash bonus awards to vary from 0 percent of target to 200 percent of target depending on the Corporation’s actual earnings for the fiscal year.  No annual cash bonus is earned unless a minimum earnings threshold is achieved, at which an executive earns 25 percent of the annual cash bonus target.  Earnings targets are set in 25 percent increments, from 25 percent to a maximum of 200 percent, at which an executive may earn that percentage of his annual cash bonus target based on the earnings target.

All executives had a portion of their annual cash bonus for fiscal 2010 based on an earnings per share target for the Corporation.  Earnings growth is a key measure that we use to measure our performance year to year.  Therefore, the Committee believes it is appropriate to use an earnings per share measure for the annual cash bonus.  With the exception of Mr. Zimmerman, the CEO and other named executives had 100 percent of their annual bonus based on our achieving the earnings per share target.  Mr. Zimmerman had one-third of his annual cash bonus based on our achieving the earnings per share target.  The other two-thirds of his cash bonus was based on an operating income target for our publishing segment, which the Committee believes is an appropriate measure since he manages just this segment of the Corporation and operating income of the segment is the primary measurement of his performance for the year.

The earnings targets for fiscal 2010 are listed below.  The earnings per share target at 100 percent is consistent with the guidance provided to shareholders for fiscal 2010.  For purposes of determining whether the earnings per share and operating income targets set forth below are achieved, the Committee adjusts for transactions or events occurring during the fiscal period which it deems to be unusual and non-recurring in its discretion.

	0%		25%	50%	75%	100%	125%	150%	175%	200%

Earnings Per Share	$	< 0.62	$0.62	$0.70	$0.78	$0.86	$0.94	$1.02	$1.10	$1.18

Publishing Segment Operating Income ($000 omitted)	$	< (300)	$(300)	$200	$700	$1,200	$1,700	$2,200	$2,700	$3,200

Based on our performance in fiscal 2010, executives earned 75 percent of their annual cash bonus target that was based on the earnings per share measure because the 75 percent earnings threshold target of $0.78 was achieved, after excluding the impact of the non-cash impairment charge.  Mr. Zimmerman did not earn any of his bonus award that was based on the publishing segment operating income target for fiscal 2010 since the minimum threshold earnings target of $(300,000) was not achieved in 2010.

Earnings targets for the fiscal 2011 annual cash bonus will continue to be based on earnings per share and, for Mr. Zimmerman, operating income targets for our publishing segment established by the Committee.

The increase in total compensation earned for 2010 compared to the prior two fiscal years of 2009 and 2008 listed on the Summary Compensation Table on page 23 is primarily the result of the executives earning an annual bonus for fiscal 2010 as described above.  In fiscal years 2009 and 2008, executives did not earn their annual cash bonus, resulting in lower overall total compensation.

Change in Control.  In the event we undergo a change in control, executives are entitled to receive a pro rata portion of their annual cash bonus target.  It is the Committee’s belief that making such awards pro rata based on the elapsed time period and target amount is a fair and reasonable manner in which to treat executives who, as a result of the change in control, may not have the opportunity to earn all of this incentive.

3.  Long-Term Stock Incentive (“LTSI”).  The LTSI is comprised of awards of stock options and restricted stock under the Courier Corporation Amended and Restated 1993 Stock Incentive Plan approved by shareholders in November 2004. The Committee believes that stock-based awards closely align the interests of the executive officers with those of our shareholders.  The value of stock option awards cannot be realized unless an appreciation in the price of our Common Stock occurs over a number of years.  Similarly, the value of restricted stock awards will fluctuate with the value of our Common Stock.  We use a mix of options and restricted stock in order to manage the amount of shares awarded and minimize shareholder dilution.

Stock Option Awards.  One-half of the compensation value under the LTSI is delivered as a stock option.  The Committee uses the Black-Scholes option-pricing model to determine the number of shares that correspond to the compensation value to be delivered through a stock option.  The Committee awards the stock option with an exercise price equal to the fair market value of the Corporation’s Common Stock on the date of the award.  Beginning with awards for fiscal 2006, the Committee granted stock option awards with a five-year term.  Stock option awards granted as part of the LTSI vest in equal amounts annually over a three-year period.

Restricted Stock Grants.  The other half of the compensation value to be delivered under the LTSI is awarded as a restricted stock grant which vests in full three years following the date of the grant.  Executives receive dividends on unvested shares during the restricted period in the same amount and manner as are paid to all shareholders.  In addition, we provide tax assistance to the executive of up to 30 percent of the taxable value realized upon vesting of the restricted stock grant in order to encourage our executives to retain their shares of our Common Stock and not to sell them to meet tax obligations that result from the vesting.

In addition to the LTSI awarded under the Executive Compensation Program, the Committee may also make discretionary stock awards for special purposes.   No discretionary awards were made in fiscal 2010.

A description of the equity awards including the number of shares granted to the named executives is set forth in the Grant of Plan-Based Awards table.

Change in Control.  If we should undergo a change in control, all outstanding restricted stock grants for the executives will vest and all outstanding stock options will become fully exercisable.  It is the Committee’s belief that accelerating such awards is a fair and reasonable manner in which to treat executives who, as a result of the change in control, could otherwise forfeit the value of these incentives.

4.  Long-Term Performance Incentive (“LTPI”).  The LTPI is a cash award earned by executive officers based upon our achieving an average return on asset (ROA) target over a three-year performance period as compared against our peer group’s average ROA over a comparable three-year performance period, excluding transactions or events occurring during the fiscal period that the Committee deems to be unusual or non-recurring in its discretion.  The Committee believes the three-year ROA measure is an effective way to encourage executives to manage our operations responsibly and to invest in our business wisely so that our ROA exceeds the performance of our industry peers over the long-term. ROA is a financial measure typically used in industries where investments in equipment are a critical component of performance.

The LTPI earned at the close of fiscal 2010 is the 2008 LTPI, which covers the three-year performance period of fiscal 2008, 2009, and 2010.  The award is earned if our average ROA for this period exceeds by 5 percent or more our peer group’s average ROA for a comparable period.  Since our average ROA for this three-year period was 5.1 percent

and our peer group’s average ROA for the comparable period was 2.8 percent, the 2008 LTPI was earned.   The peer group of companies for the 2008 LTPI are listed above on page 10.

The 2008 LTPI awards were approved at the Committee’s November 2010 meeting and paid out soon thereafter.  The 2009 LTPI which covers the three-year period of fiscal 2009, 2010, and 2011, and the 2010 LTPI which covers the three-year period of fiscal 2010, 2011, and 2012 will be earned if our average ROA exceeds by 5 percent or more our peer group’s average ROA for the comparable three-year periods.   The peer group of companies for the fiscal 2009 and 2010 LTPI are listed above on page 10.

Change in Control.  In the event we undergo a change in control, executives are entitled to receive a pro rata portion of their target LTPI awards.  It is the Committee’s belief that making such awards pro rata based on the elapsed time period is a fair and reasonable manner in which to treat executives who, as a result of the change in control, may not have an opportunity to earn these incentives.

Other Benefits and Perquisites

Executives generally receive the same healthcare benefits, life and disability insurance, and vacation benefits as other employees.  The executives participate in the same manner as all employees in the Courier Profit Sharing and Savings Plan, which is our retirement plan.   The plan provides all non-union employees with a 401k savings feature, a company matching contribution, and an annual profit sharing contribution.

We provide executives with certain limited perquisites and other personal benefits that the Committee believes are reasonable and appropriate for attracting and retaining executives for key positions.  Executives receive a monthly car allowance, with Mr. Conway receiving a car allowance of $1,597 per month and the other named executive officers receiving an allowance of $1,337 per month.  This amount is normally adjusted annually in January by the same percentage as the percentage increase in the annual IRS mileage reimbursement rate. However, for fiscal 2010, the car allowance remained unchanged from the 2009 rate.  We paid the fiscal 2010 annual dues, plus tax assistance on the value of the dues, associated with a country club membership and other club membership dues for Mr. Conway.  However, at its meeting in November 2010, the Committee approved eliminating the payment of these dues and the associated tax assistance beginning with fiscal 2011. Messrs. Conway, Story, Folger, and Balakrishna participate in the Courier Corporation Deferred Compensation Program, which is a non-qualified, unfunded plan that provides for an annual award.  The annual award is the difference between what our annual profit sharing contribution would have been but for the IRS-mandated compensation maximum and the actual profit sharing contribution made to the participant’s account in the Courier Profit Sharing and Savings Plan for the plan year (which is a calendar year).   Interest is credited annually based on the investment return of one of four mutual funds within the Courier Profit Sharing and Savings Plan that the participant elects prior to the beginning of the plan year.  Messrs. Conway, Story, Folger, and Balakrishna make no contributions to the plan.

Senior Executive Severance Program

Our Board of Directors determined that it is appropriate to reinforce and encourage the continued attention and dedication of senior members of our management to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a change in control.  In December 2005, the Board of Directors approved the Amended and Restated Senior Executive Severance Program which sets forth the severance compensation which we will pay to certain executives in the event that the executive’s employment with us terminates under certain circumstances if we should undergo a change in control.

Messrs. Conway, Story, Folger, Balakrishna, and Zimmerman are participants in our Senior Executive Severance Program (the “Severance Program”).  In accordance with the Severance Program, if we should undergo a “change in control,” as defined in the Severance Program, while one of these individuals is an employee, and his employment is subsequently terminated for reasons other than death, disability, or termination for cause, he shall be entitled to a severance payment and continuation of participation in our group health plan until the end of the second calendar year following the year of termination; for example, if an executive officer’s employment is terminated mid-year, then he shall be entitled to receive benefits through December 31 of that year plus any additional 2 calendar years.

The occurrence or potential occurrence of a change in control transaction creates uncertainty regarding the continued employment of executive officers; and often times, such transactions are immediately followed by significant organizational changes, especially at the senior officer level.  In order to encourage executive officers to remain with us to create shareholder value and to obtain the highest value possible should we be acquired in the future, we have agreed to provide the severance benefits described above should their employment be terminated following the transaction.  In order to give the executives comfort that the obligations under the Severance Program will be fulfilled by any acquirer, we have provided for payment of severance benefits on termination by the executive for “good reason” (e.g., as a result of changes in title, responsibilities or salary), and which includes termination by the individual for any reason during a 30-day window commencing on the first anniversary of the change in control.  We provided this window period whereby the executive can resign and receive his severance to encourage the executive to remain employed for at least one year after the transaction to provide transition assistance to the acquirer.  No tax gross-up payment is provided under the Severance Program because of cost considerations.  It is the Committee’s belief that the benefits provided under our Severance Plan are consistent with severance benefits provided by other companies of similar size and in similar industries as us.

Employment Agreements

We have not entered into an employment agreement with any executive.

Tax Deductibility of Compensation

In its deliberations, the Committee considers ways to maximize deductibility of executive compensation, but nonetheless retains the discretion to compensate executive officers at levels the Committee considers commensurate with their responsibilities and achievements.  We have not adopted a policy that all executive compensation be fully deductible.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

We, the Compensation Committee of the Board of Directors of Courier Corporation, have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management.  Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for the fiscal year ended September 25, 2010.

Compensation Committee of the Board of Directors

Paul Braverman	Ronald L. Skates
Kathleen Foley Curley	W. Nicholas Thorndike
Edward J. Hoff	Susan L. Wagner
Peter K. Markell

Summary Compensation Table

The following narrative, table, and footnotes describe the “total compensation” earned during fiscal 2010 by our Named Executive Officers (“executives”).  Biographies of the executives can be found in the Annual Report on Form 10-K and are hereby incorporated by reference.

The table discloses compensation information for the Chief Executive Officer, the Chief Financial Officer, and the three highest paid other executives as follows:  Chief Executive Officer, James F. Conway, III; Chief Operating Officer, Robert P. Story, Jr.; Chief Financial Officer, Peter M. Folger; Vice President and General Counsel, Rajeev Balakrishna; and Vice President, Publishing, Eric J. Zimmerman.

The table discloses the salary of each executive.  “Salary” is base salary paid during the fiscal year before salary reduction contributions to health insurance plans and to the Courier Profit Sharing and Savings Plan.

The amounts reported under the headings, “Stock Awards”, and “Option Awards” reflect the grant date fair value computed in accordance with FASB ASC Topic 718 of awards of restricted stock and stock options granted to the Named Executive Officers in the fiscal year indicated.  Grants of restricted stock and stock options are explained in detail in the “Compensation Discussion and Analysis” section above.

Amounts listed as “Non Equity Incentive Plan Compensation” were earned in fiscal 2010 under the annual cash bonus for 2010 and the fiscal year 2008 LTPI for the three-year performance period ended September 25, 2010, as described more fully in the “Compensation Discussion and Analysis” section above.  These amounts were approved for payment by the Compensation Committee on November 12, 2010, and paid shortly thereafter.  We have omitted the column with the heading, “Change in Pension Value and Non Qualified Deferred Compensation Earnings,” as we do not consider the interest credited under the Deferred Compensation Plan as above market.

Amounts listed under the heading, “All Other Compensation”, show the combined value of the executive’s perquisites, such as automobile allowance, payment of country club dues, and club membership dues; tax assistance on amounts taxable as compensation as a result of vesting of restricted stock grant awards and payment of country club dues; company contributions to the Courier Profit Sharing and Savings Plan and the Deferred Compensation Plan; and group-term life insurance premiums.

Summary Compensation Table — 2010

						Non-Equity
						Incentive	All
				Stock	Option	Plan	Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Principal Position	Year	($)	($)	($) (1)	($) (2)	($) (3)	($) (4)	($)

James F. Conway III	2010	$532,000	$0	$68,789	$90,606	$453,100	$76,887	$1,221,382
Chairman, President and	2009	$531,673	$0	$65,173	$84,552	$145,000	$67,233	$893,631
Chief Executive Officer	2008	$514,711	$0	$63,298	$80,899	$140,000	$104,094	$903,002

Robert P. Story, Jr.	2010	$425,000	$0	$60,138	$79,216	$381,400	$48,120	$993,874
Executive Vice President and	2009	$424,750	$0	$56,937	$73,856	$130,000	$43,841	$729,384
Chief Operating Officer	2008	$411,769	$0	$55,254	$70,708	$125,000	$68,277	$731,008

Peter M. Folger	2010	$266,000	$0	$39,316	$51,777	$142,370	$38,726	$538,189
Senior Vice President and	2009	$265,837	$0	$29,640	$38,447	$29,000	$32,123	$395,047
Chief Financial Officer	2008	$257,356	$40,000	$28,791	$36,811	$26,000	$42,561	$431,519

Rajeev Balakrishna	2010	$266,000	$0	$39,316	$51,777	$171,125	$44,150	$572,368
Vice President and	2009	$265,837	$0	$20,318	$26,361	$50,000	$34,906	$397,422
General Counsel	2008	$257,356	$40,000	$83,198	$25,287	$0	$32,503	$438,344

Eric J. Zimmerman	2010	$212,180	$0	$24,573	$32,360	$31,110	$31,309	$331,532
Vice President, Publishing	2009	$212,061	$0	$23,187	$30,092	$0	$30,690	$296,030
	2008	$205,885	$0	$22,546	$28,767	$0	$39,002	$296,200

(1)          The amounts reflect the grant date fair value computed in accordance with FASB ASC Topic 718 of awards of restricted stock granted to the Named Executive Officers in the fiscal year indicated.

(2)          The amounts reflect the grant date fair value computed in accordance with FASB ASC Topic 718 of awards of stock options granted to the Named Executive Officers in the fiscal year indicated. Refer to note F to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended September 25, 2010, for a discussion of the relevant assumptions used in calculating the value.

(3)          Awards of Non Equity Incentive Plan Compensation were earned under the annual cash bonus for 2010 and the fiscal year 2008 Long-term Incentive Plan as provided in the following chart:

	J. F. Conway III	R. P. Story	P. M. Folger	R. Balakrishna	E. J. Zimmerman

2010 Annual Cash Bonus	$303,750	$247,500	$112,500	$119,625	$31,110

2008 Long-Term Incentive Plan	$149,350	$133,900	$29,870	$51,500	—

(4)          The table below presents an itemized account of “All Other Compensation” paid in 2010 to or on behalf of the executives in accordance with the Commission’s rules and regulations.

All Other Compensation

	J. F. Conway III	R. P. Story	P. M. Folger	R. Balakrishna	E. J.Zimmerman
Perquisites (a)	$36,463	$16,044	$16,044	$16,044	$16,044

Tax assistance (b)	$16,556	$11,242	$7,922	$12,774	$2,802

Company contributions (c)
Profit sharing contribution to Courier PSSP	$4,900	$4,900	$4,900	$4,900	$4,749
401k matching contribution	$7,350	$7,350	$7,350	$7,350	$7,124
Deferred Compensation Plan	$10,232	$7,406	$1,773	$2,345	$0

Life insurance premiums (d)	$1,386	$1,178	$737	$737	$590

(a)          Amounts listed are the value of executive’s perquisites:  automobile allowance, payment of country club dues and club memberships.  Amount does not include any amounts for season tickets purchased by the Corporation for sporting events for business outings with customers and vendors.  If the tickets are not being used for business purposes, the named executives and other employees may have opportunities to use these tickets.

(b)         Amounts listed represent the tax assistance paid upon the vesting of the restricted stock award, equal to 30 percent of the amount that is taxable as income to the executive for the fiscal year, and tax assistance paid on country club dues.

(c)          Represents amount paid to the profit sharing and 401k matching contribution accounts in the Courier Profit Sharing and Savings Plan and contributions made to the Deferred Compensation Plan in fiscal 2010.

(d)         Company cost of group-term life insurance premiums.

Grant of Plan-Based Awards

During fiscal 2010, the Compensation Committee granted the following plan-based awards:

•                  An annual cash bonus, subject to minimum earnings performance thresholds for fiscal 2010.

•                  The 2010 LTPI, to be earned at the end of a three-year performance period (fiscal 2010, 2011, and 2012), subject to the Corporation exceeding its peer group’s three-year average ROA.  Since a three-year long-term performance incentive is normally granted each year, there are three overlapping long-term performance incentive awards outstanding at any time.

•                  Restricted stock grant and stock option awards under the LTSI as part of executives’ fiscal 2011 compensation.

Information with respect to each of these awards on a grant-by-grant basis is set forth in the Grant of Plan-Based Awards Table below and is explained more fully in the “Compensation Discussion and Analysis” section above.

The Compensation Committee granted restricted stock grants and stock option awards as part of the executive’s fiscal 2011 compensation at the Committee’s last meeting in fiscal 2010. The restricted stock grants awarded to executives in fiscal 2010 vest in full three years following the date of the grant.  Stock option awards vest in equal amounts annually over a three-year period.

Grant of Plan-Based Awards — 2010

					All Other
					Stock	All Other
					Awards:	Option
					Number	Awards:	Exercise
		Estimated Future Payouts			of	Number of	or Base	Grant Date
		Under Non-Equity			Shares	Securities	Price of	Fair Value
		Incentive Plan Awards (1)			of Stock	Underlying	Option	of Stock and
	Grant	Threshold	Target	Maximum	or Units	Options	Awards	Option
Name	Date	($)	($)	($)	(#) (2)	(#) (3)	($/Sh) (4)	Awards (5)

James F. Conway III
Annual Cash Bonus		$101,250	$405,000	$810,000
LTPI			$154,000
Stock Incentive Plan	9/17/2010					24,214	$14.37	$90,606
Stock Incentive Plan	9/17/2010				4,787			$68,789

Robert P. Story, Jr.
Annual Cash Bonus		$82,500	$330,000	$660,000
LTPI			$138,000
Stock Incentive Plan	9/17/2010					21,170	$14.37	$79,216
Stock Incentive Plan	9/17/2010				4,185			$60,138

Peter M. Folger
Annual Cash Bonus		$37,500	$150,000	$300,000
LTPI			$50,000
Stock Incentive Plan	9/17/2010					13,837	$14.37	$51,777
Stock Incentive Plan	9/17/2010				2,736			$39,316

Rajeev Balakrishna
Annual Cash Bonus		$39,875	$159,500	$319,000
LTPI			$53,000
Stock Incentive Plan	9/17/2010					13,837	$14.37	$51,777
Stock Incentive Plan	9/17/2010				2,736			$39,316

Eric J. Zimmerman
Annual Cash Bonus		$30,500	$122,000	$244,000
Stock Incentive Plan	9/17/2010					8,648	$14.37	$32,360
Stock Incentive Plan	9/17/2010				1,710			$24,573

(1)          The amounts shown for the Annual Cash Bonus for fiscal 2010 are the range of payouts that may be earned.  If the minimum earnings threshold is met, the payout amount is 25 percent of the target bonus, as shown in the “Threshold” column above. If the minimum earnings threshold is not met, the payout amount is $0.  The amount in the “Maximum” column reflects the maximum payout under the annual cash bonus program, which is 200 percent of the amount shown in the “Target” column.  The target amount for the LTPI may be earned at the end of the three-year performance period of fiscal 2010, 2011, and 2012, as described in the Compensation Discussion and Analysis section above.  These amounts were approved by the Committee on November 4, 2009.

(2)          Amounts shown in “All Other Stock Awards” column reflect shares of restricted stock granted in fiscal 2010.  Awards vest in full three years following the date of grant.   Dividends are paid on shares of restricted stock, when and if declared, at the same rate as paid to all shareholders.

(3)          The amounts shown in the “All Other Option Awards” column reflect stock options granted in fiscal 2010, which are for a term of five years and vest in equal amounts annually over a three-year period.

(4)          The stock option exercise price is the closing price of our Common Stock on the date of grant.

(5)          The grant date fair value for awards is calculated as follows:  (a) for restricted stock, by multiplying the number of shares granted by the closing price of our Common Stock on the date of the award; and (b) for option awards, by using the Black-Scholes option pricing model, as described in Note F of the Corporation’s audited financial statements for fiscal 2010 included in the Corporation’s Annual Report.  This value does not reflect estimated forfeitures or awards actually forfeited during the year or tax assistance on grants when they vest.  The actual value, if any, that will be realized upon the exercise of an option will depend upon the difference between the exercise price of the option and the market price of our Common Stock on the date the option is exercised.  The actual value realized by the executive with respect to a grant of restricted stock depends on the market value of the shares when the executive sells the shares after the shares have vested.

Outstanding Equity Awards at Fiscal Year-End — 2010

The following table sets forth information concerning stock options and stock awards which were outstanding as of September 25, 2010:

		Option Awards			Stock Awards
	Number of	Number of			Number of		Market Value
	Securities	Securities			Shares or Units		of Shares or
	Underlying	Underlying	Option		Of Stock That		Units of Stock
	Unexercised	Unexercised	Exercise	Option	Have Not		That Have Not
	Options (#)	Options (#)	Price	Expiration	Vested		Vested
Name	Exercisable	Unexercisable (1)	($)	Date	(#)		($) (2)

James F. Conway III	7,759		$27.17	9/23/2011	2,990	(3)	$43,863
	7,089		$37.09	9/25/2011	4,202	(4)	$61,643
	9,925		$36.51	9/18/2012	4,787	(5)	$70,225
	5,627		$35.51	9/22/2012
	11,933	5,967	$21.17	9/23/2013
	6,828	13,655	$15.51	9/23/2014
		24,214	$14.37	9/17/2015

Robert P. Story, Jr.	6,726		$27.17	9/23/2011	2,610	(3)	$38,289
	6,203		$37.09	9/25/2011	3,671	(4)	$53,854
	8,675		$36.51	9/18/2012	4,185	(5)	$61,394
	4,901		$35.51	9/22/2012
	10,430	5,215	$21.17	9/23/2013
	5,964	11,928	$15.51	9/23/2014
		21,170	$14.37	9/17/2015

Peter M. Folger	1,449		$27.17	9/23/2011	1,360	(3)	$19,951
	1,418		$37.09	9/25/2011	1,911	(4)	$28,034
	4,520		$36.51	9/18/2012	2,736	(5)	$40,137
	1,089		$35.51	9/22/2012
	5,430	2,715	$21.17	9/23/2013
	3,105	6,209	$15.51	9/23/2014
		13,837	$14.37	9/17/2015

Rajeev Balakrishna	2,505		$38.44	3/14/2012	930	(3)	$13,643
	3,100		$36.51	9/18/2012	1,310	(4)	$19,218
	3,730	1,865	$21.17	9/23/2013	2,736	(5)	$40,137
	2,129	4,257	$15.51	9/23/2014	2,000	(6)	$29,340
		13,837	$14.37	9/17/2015	1,800	(7)	$26,406

Eric J. Zimmerman	2,525		$37.09	9/25/2011	1,065	(3)	$15,624
	3,535		$36.51	9/18/2012	1,495	(4)	$21,932
	1,355		$35.51	9/22/2012	1,710	(5)	$25,086
	4,243	2,122	$21.17	9/23/2013
	2,430	4,860	$15.51	9/23/2014
		8,648	$14.37	9/17/2015

(1)          Unexercisable stock options have five-year terms and vest in equal installments on the anniversary date of grant over a three-year period.

(2)          The market value is the closing price per share of our Common Stock of $14.67 per share on the last trading day of the fiscal year, multiplied by the number of unvested shares of Common Stock.

(3)          Award vests on 9/23/2011.

(4)          Award vests on 9/23/2012.

(5)          Award vests on 9/17/2013.

(6)          1,000 shares each vest on March 14 of 2011 and 2012.

(7)   600 shares each vest on September 23 of 2011, 2012, and 2013.

Option Exercises and Stock Vested - 2010

The following table sets forth information concerning stock option exercises and vesting of restricted stock during fiscal 2010:

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise (#)	on Exercise ($) (1)	on Vesting (#)	on Vesting ($) (2)

James F. Conway III	0	$0	3,825	$55,185

Robert P. Story, Jr.	0	$0	2,600	$37,472

Peter M. Folger	0	$0	1,830	$26,407

Rajeev Balakrishna	0	$0	2,677	$42,580

Eric J. Zimmerman	0	$0	650	$9,341

(1)          Represents the amounts realized based on the difference between the market price of our Common Stock on the date of exercise and the exercise price if our executives had exercised any options during the fiscal year.

(2)          Represents the amount realized based on the market price of our Common Stock on the vesting date.  These restricted stock awards were granted in fiscal 2007 and vested in fiscal 2010, with the exception of Mr. Balakrishna’s awards which were granted in fiscal years 2007 and 2008 and vested in fiscal 2010.

Non-qualified Deferred Compensation

In November 1997, we established the Courier Corporation Deferred Compensation Program for certain key executives.  The current eligible participants in the plan are Messrs. Conway, Story, Folger, and Balakrishna.  The plan is a non-qualified, unfunded plan that provides for an annual award.  The annual award is the difference between what the company annual profit sharing contribution would have been if not limited to the IRS-mandated compensation maximum and the actual profit sharing contribution made to the participant’s account in the Courier Profit Sharing and Savings Plan for the plan year (which is a calendar year).   The participants make no contributions to the plan.

Amounts are accrued and recorded in each participant’s Deferred Compensation Account.   Interest is credited annually based on the investment return of one of four mutual funds within the Courier Profit Sharing and Savings Plan that the participant elects prior to the beginning of the plan year.  We do not consider the interest credited to be above-market as the fund choices are available to all participants in the Savings Plan.  All of the participants are fully vested in the amounts credited to their Deferred Compensation Account.  Participants are eligible for a distribution of their accrued account upon retirement, termination of employment, disability, or to their beneficiary upon death.

The following table provides information with respect to the Deferred Compensation Accounts of the eligible executives:

Nonqualified Deferred Compensation — 2010

	Executive	Corporation	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at Last
	Last Fiscal Year	Last Fiscal Year	Last Fiscal Year	Distributions	Fiscal Year End
Name	($)	($) (1)	($)	($)	($) (2)

James F. Conway III	$0	$10,232	$92,979	$0	$571,852
Robert P. Story, Jr.	$0	$7,406	$79,131	$0	$485,384
Peter M. Folger	$0	$1,773	$1,452	$0	$8,683
Rajeev Balakrishna	$0	$2,345	$0	$0	$2,345

(1)   Amounts in this column are included in the “All Other Compensation” column in the Summary Compensation Table.

(2)   Represents the sum of all contributions and earnings, less any withdrawals, credited to the participant’s Deferred Compensation Account as of the end of fiscal 2010.

Potential Payments Upon Termination or Change in Control

This section describes particular benefits that may become payable to executives, depending on the circumstances surrounding their termination of employment following a change in control of the Corporation.  As described earlier, our Board of Directors approved the Severance Program which sets forth the severance compensation which we will pay to an executive in the event that executive’s employment with us terminates under certain circumstances following a change in control.  The Compensation Committee established provisions for determining what amounts under the Executive Compensation Program would become payable to an executive upon a change in control.  In addition, account balances provided in the Courier Corporation Deferred Compensation Program are immediately payable upon a change in control.

In calculating the amount of any potential payments to executive officers under the arrangements described below, we have assumed that the applicable triggering event (i.e., termination of employment) occurred on the last day of the fiscal year, September 25, 2010, and that the price per share of our Common Stock is equal to $14.67, which is the closing price on the last trading day of the fiscal year, September 24, 2010.

Senior Executive Severance Program

Messrs. Conway, Story, Folger, Balakrishna, and Zimmerman are participants in the Severance Program.  In accordance with the Severance Program, if we undergo a “change in control”, as defined in the Severance Program, while one of these individuals remains an employee, and his employment is subsequently terminated for reasons other than death, disability, or termination for cause, he shall be entitled to a severance payment and continuation of participation in our group health plan until the end of the second calendar year following the year of termination.  In addition, each such individual shall receive a severance payment and benefits if within two years of the change in control, he terminates his employment for “good reason,” defined in the Severance Program to include changes in his duties or titles inconsistent with his duties or titles prior to the change in control, reduction in his base salary or failure to increase his base salary by at least the average percentage increase for all corporate officers, reduction or termination of incentive or benefit plans or programs in which he participated prior to the change in control, or relocation of our principal offices.  Termination by the individual for any reason during a 30-day window commencing on the first anniversary of the change in control is also considered “good reason” for purposes of the Severance Program.

The severance payment, which is due in a lump sum, is an amount equal to a multiple of 3.0 times the individual’s average annual salary and bonus paid or deferred during the five calendar years preceding the change in control, except in the case of Mr. Zimmerman, the multiple is 2.0.  Payment of the severance may be delayed up to six months after termination of employment to the extent necessary to comply with the requirement of Section 409A of the Internal Revenue Code and may also be reduced if the aggregate payment of amounts under the Severance Program and the Executive Compensation Program discussed below would trigger the payment of excise taxes under the Internal Revenue Code and the individual would be better off on an after-tax basis with such reduction.  At the sole discretion of the Board of Directors, we may choose to set aside funds in a trust to satisfy our severance obligations.

Executive Compensation Program

Under the Executive Compensation Program (the “Program”), upon a “change in control” as defined in the Program, executives are entitled to receive a pro rata portion of the annual cash bonus target and target long term performance incentive awarded under the Program.  Cash awards will be pro rated based on the number of elapsed days in the performance period from the start of the period through the date of the closing of the change in control transaction divided by the total days in the performance period.

Long-term stock incentive awards under the Program consist of a combination of stock options and restricted stock grants.  Upon a change in control, outstanding restricted stock grants vest and related tax assistance payments will be made.  In addition, outstanding stock options become fully exercisable.

Courier Corporation Deferred Compensation Program

As described earlier, Messrs. Conway, Story, Folger, and Balakrishna participate in the Deferred Compensation Program, which is a non-qualified, unfunded plan that provides for an annual award.  Upon a change in control of the Corporation as defined in the Deferred Compensation Program, the executive has the right to receive a distribution of his account value as of the December 31 preceding the change in control, adjusted for earnings or losses based on the total investment return of the executive’s investment choice from January 1 through the date of the change in control.  Account balances as of our most recent fiscal year end are listed in the Non-qualified Deferred Compensation Table.

Potential Payments Upon Termination or Change in Control Table

Amounts assume a Change in Control and simultaneous termination of employment of each listed executive as of September 25, 2010.

	Executive Severance Program		Executive Compensation Program
	Cash				Stock	Stock
Name	Award (1)	Benefits (2)	Cash (3)	LTIP (4)	Options (5)	Grants (6)	Total (7)
James F. Conway III	$2,231,886	$38,110	$453,100	$154,000	$7,264	$175,732	$3,060,092
Robert P. Story, Jr.	$1,806,670	$38,110	$381,400	$138,000	$6,351	$153,536	$2,524,066
Peter M. Folger	$911,034	$38,110	$142,370	$37,200	$4,151	$88,123	$1,220,988
Rajeev Balakrishna	$866,538	$38,110	$171,125	$53,000	$4,151	$128,744	$1,261,668
Eric Zimmerman	$453,912	$38,110	$31,110	$0	$2,594	$62,641	$588,366

(1)   Cash payments under the Senior Executive Severance Program are equal to three times the individual’s average annual salary and cash incentives paid during the five calendar years preceding the change in control for Messrs. Conway, Story,  and Folger.  In the case of Mr. Balakrishna, the cash amount is equal to three times the annualized salary and cash incentive paid during the last three calendar years preceding the change in control (Mr. Balakrishna was hired in 2007).  In the case of Mr. Zimmerman, the cash amount is equal to two times the average annual salary and cash incentives paid during the five calendar years preceding the change in control.

(2)   Value of current medical insurance coverage with estimated annual 10 percent premium increases from an assumed termination date of September 25, 2010 through December 31, 2012.

(3)   Non-equity incentive compensation earned for fiscal 2010.  See Summary Compensation Table for explanation of amounts.

(4)   Pro rata amounts through the date of the change in control transaction under the fiscal 2009 and 2010 LTPI plans.

(5)   Amounts listed are the difference between the exercise price of the option shares and the closing price of our Common Stock on September 24, 2010 (the last trading day of fiscal 2010) of $14.67 per share.

(6)   Amounts listed are the value of restricted stock grants, based on the closing price of our Common Stock on September 24, 2010, of $14.67 per share that become vested upon a change in control.

(7)   The actual amounts payable to an executive upon termination due to a change in control would be reduced if the aggregate payment of amounts under the Severance Program and the Executive Compensation Program would trigger the payment of excise taxes under the Internal Revenue Code, and the executive would be better off on an after-tax basis with such reduction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of the reports of changes in beneficial ownership of Common Stock and written representations furnished to the Corporation, the Corporation believes that its executive officers, directors and beneficial owners of more than ten percent of the  Common Stock filed on a timely basis the reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended September 25, 2010.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Messrs. Braverman, Hoff, Markell, Skates and Thorndike and Ms. Wagner and Prof. Curley.  There are no Compensation Committee interlocks or insider participation to report.

ITEM 2: APPROVAL OF 2012 STOCK OPTION AND INCENTIVE PLAN

Proposal

The Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company.  The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

On November 12, 2010 the Board of Directors, upon the recommendation of the Compensation and Management Development Committee (the “Compensation Committee”), adopted the 2011 Stock Option and Incentive Plan (the “2011 Plan”), subject to the approval of the Company’s stockholders.  The 2011 Plan will replace the Company’s Amended and Restated 1993 Stock Incentive Plan (the “1993 Plan”).  The 2011 Plan

provides flexibility to the Compensation Committee to use various equity-based incentive awards as compensation tools to motivate the Company’s workforce.  Following approval of the 2011 Plan by the stockholders, the Company will no longer make any grants under the 1993 Plan.  A copy of the 2011 Plan is attached as Exhibit A to this proxy statement and is incorporated herein by reference.

Summary of Material Features

The material features of the 2011 Plan as proposed to be adopted are:

•                  The maximum number of shares of common stock to be issued under the 2011 Plan is 600,000;

•                  The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance shares, dividend equivalent rights and cash-based awards is permitted;

•                  Grants of “full-value” awards are deemed for purposes of determining the number of shares available for future grants under the 2011 Plan as an award for 1.25 shares for each share of common stock subject to the award.  Grants of stock options or stock appreciation rights are deemed to be an award of one share for each share of common stock subject to the award;

•                  Minimum vesting periods are required for grants of restricted stock, restricted stock units and performance share awards;

•                  Any material amendment to the 2011 Plan is subject to approval by our stockholders; and

•                  The term of the 2011 Plan is ten years.

Based solely on the closing price of our common stock as reported by the NASDAQ on November 22, 2010 and the maximum number of shares that would have been available for awards as of such date (assuming that the 2011 Plan was effective as of such date), the maximum aggregate market value of the common stock that could potentially be issued under the 2011 Plan is $8,688,000.  The shares we issue under the 2011 Plan will be authorized but unissued shares or shares that we reacquire.  The shares of common stock underlying any awards that are forfeited, canceled, surrendered or otherwise terminated (other than by exercise) under the 2011 Plan are added back to the shares of common stock available for issuance under the 2011 Plan.  Shares of common stock tendered or held back upon exercise or settlement of an award to cover the exercise price of an award or tax withholding are not added back to the shares of common stock available for issuance under the 2011 Plan.

Qualified Performance-Based Compensation under Code Section 162(m)

To ensure that certain awards granted under the 2011 Plan to a “Covered Employee” (as defined in the Internal Revenue Code of 1986 (the “Code”)) qualify as “performance-based compensation” under Section 162(m) of the Code, the 2011 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following:  (1) earnings before interest, taxes, depreciation and amortization, (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (3) changes in the market price of our common stock, (4) economic value-added, (5) sales or revenue, (6) acquisitions or strategic transactions, (7) operating income (loss), (8) cash flow (including, but not limited to, operating cash flow and free cash flow), (9) return on capital, assets, equity or investment, (10) total stockholder returns, (11) return on sales, (12) gross or net profit levels, (13) productivity, (14) expenses, (15) margins, (16) operating efficiency, (17) customer satisfaction, (18) working capital, (19) earnings (loss) per share of common stock, (20) sales or market shares and (21) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.  The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle.  Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 100,000 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 200,000 shares of common stock may be granted to any one individual during any calendar year period.  If a performance-based award is payable in cash, it cannot exceed $1,500,000 for any performance cycle.

Summary of the 2011 Plan

The following description of certain features of the 2011 Plan is intended to be a summary only.  The summary is qualified in its entirety by the full text of the 2011 Plan that is attached hereto as Exhibit A.

Plan Administration.  The 2011 Plan is administered by the Compensation Committee.  The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2011 Plan.  The Compensation Committee may delegate to our Chief Executive Officer the authority to grant stock options to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

Eligibility.  Persons eligible to participate in the 2011 Plan will be those full or part-time officers, employees and other key persons (including consultants and prospective employees) of the Company and its subsidiaries as selected from time to time by the Compensation Committee in its discretion.  Approximately 1,675 individuals are currently eligible to participate in the 2011 Plan, which includes 42 officers and 1633 employees who are not officers.

Plan Limits.  The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 200,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period.  If any award of restricted stock, restricted stock units or performance shares granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 100,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle.  If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $1,500,000.

Effect of Awards.  For purposes of determining the number of shares of common stock available for issuance under the 2011 Plan, the grant of any “full value” award, such as a restricted stock award, restricted stock unit, unrestricted stock award or performance share will be counted as 1.25 shares for each share of common stock actually subject to the award.  The grant of any stock option or stock appreciation right will be counted for this purpose as one share from each share of common stock actually subject to the award.

Stock Options.  The 2011 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify.  Options granted under the 2011 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options.  Incentive stock options may only be granted to employees of the Company and its subsidiaries.  Non-qualified options may be granted to any persons eligible to receive incentive options and to key persons who are not employees.  The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant.  Fair market value for this purpose will be the closing price of the shares of common stock as reported on the NASDAQ on the date of grant.  The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant.  The Compensation Committee will determine at what time or times each option may be exercised.  Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee.  In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2011 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee for at least six months or were purchased in the open market.  Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.  In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights.  The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine.  Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price.  The exercise price is the fair market value of the common stock on the date of grant.

Restricted Stock.  The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine.  These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period.  However, except in the case of retirement, death, disability or a change of control, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period.

Restricted Stock Units.  The Compensation Committee may award restricted stock units to any participants.  Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Compensation Committee may determine.  These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period.  However, except in the case of retirement, death, disability or a change of control, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period.  In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code.  During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards.  The Compensation Committee may also grant shares of common stock which are free from any restrictions under the 2011 Plan.  Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Performance Share Awards.  The Compensation Committee may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the Compensation Committee shall determine.  Except in the case of retirement, death, disability or a change in control, these awards granted to employees will have a vesting period of at least one year.

Dividend Equivalent Rights.  The Compensation Committee may grant dividend equivalent rights to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock.  Dividend equivalent rights may be granted as a component of another award (other than a stock option or stock appreciation right) or as a freestanding award.  Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Cash-Based Awards.  The Compensation Committee may grant cash bonuses under the 2011 Plan to participants.  The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Change of Control Provisions.  The 2011 Plan provides that upon the effectiveness of a “sale event” as defined in the 2011 Plan, except as otherwise provided by the Compensation Committee in the award agreement, all stock options and stock appreciation rights will automatically become fully exercisable and the restrictions and conditions on all other awards with time-based conditions will automatically be deemed waived, unless the parties to the sale event agree that such awards will be assumed or continued by the successor entity.  Awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Committee’s discretion.  In addition, in the case of a sale event in which the Company’s stockholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights.

Adjustments for Stock Dividends, Stock Splits, Etc.  The 2011 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2011 Plan, to certain limits in the 2011 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding.  Participants in the 2011 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards.  Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to the exercise or vesting.

Amendments and Termination.  The Board may at any time amend or discontinue the 2011 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose.  However, no such action may adversely affect any rights under any outstanding award without the holder’s consent.  To the extent required under the rules of the NASDAQ, any amendments that materially change the terms of the 2011 Plan will be subject to approval by our stockholders.  Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2011 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

Effective Date of 2011 Plan.  The Board adopted the 2011 Plan on November 12, 2010, and the 2011 Plan becomes effective on the date it is approved by stockholders.

Awards of incentive options may be granted under the 2011 Plan until the date that is 10 years from the date of Board approval.  No other awards may be granted under the 2011 Plan after the date that is 10 years from the date of stockholder approval.  If the 2011 Plan is not approved by stockholders, the 1993 Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with its terms.

New Plan Benefits

Because the grant of awards under the 2011 Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2011 Plan.  Accordingly, in lieu of providing information regarding benefits that will be received under the 2011 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during fiscal year 2010: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Options		Restricted Stock
Name and Position	Average Exercise Price	Number (#)	Dollar Value ($)	Number (#)
James F. Conway III Chairman, President and Chief Executive Officer	$14.37	24,214	$68,789	4,787

Robert P. Story, Jr. Executive Vice President and Chief Operating Officer	$14.37	21,170	$60,138	4,185

Peter M. Folger Senior Vice President and Chief Financial Officer	$14.37	13,837	$39,316	2,736

Rajeev Balakrishna Vice President and General Counsel	$14.37	13,837	$39,316	2,736

Eric J. Zimmerman Vice President, Publishing	$14.37	8,648	$24,573	1,710

All current executive officers, as a group	$14.37	1,522	$11,510	801

All current directors who are not executive officers, as a group (1)	$13.71	53,179	$180,712	13,181

All current employees who are not executive officers, as a group	$14.33	68,858	$305,901	21,332

(1)   Issuances to current non-employee directors were made under the 2010 Stock Equity Plan.  Non-employee directors are not eligible to receive shares under the 2011 Plan.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2011 Plan.  It does not describe all federal tax consequences under the 2011 Plan, nor does it describe state or local tax consequences.

Incentive Options.  No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option.  If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes.  The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount.  Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option.  Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability).  In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.  No income is realized by the optionee at the time the option is granted.  Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held.  Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock.  Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards.  The Company generally will be entitled to a tax deduction in connection with an award under the 2011 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income.  Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments.  The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code.  Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions.  Under Section 162(m) of the Code, the Company’s deduction for certain awards under the 2011 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).  The 2011 Plan is structured to allow certain awards to qualify as performance-based compensation.

Vote Required

The 2011 Plan must be approved by the stockholders under the rules of NASDAQ. The affirmative vote of the holders of a majority of all of the votes cast on the matter is required for the 2011 Plan to be so approved.

Recommendation

The Board of Directors unanimously recommends a vote FOR the approval of the 2011 Stock Option and Incentive Plan.

Equity Compensation Plan Information

The following table provides information as of September 25, 2010 regarding shares of common stock that may be issued under the Company’s equity compensation plans consisting of the Company’s Amended and Restated 1993 Stock Incentive Plan, the Company’s 1999 Employee Stock Purchase Plan, the Company’s 2010 Stock Equity Plan for Non-employee Directors (the “2010 Plan”), and the Company’s 2005 Stock Equity Plan for Non-employee Directors, which was replaced by the 2010 Plan.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities referenced in column (a))(2)(3)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	725,303	$22.64	601,749

Equity compensation plans not approved by security holders	—	—	—

Total	725,303	$22.64	601,749

(1)          Does not include any restricted stock as such shares are already reflected in the Company’s outstanding shares.

(2)          272,503 shares of these 601,749 shares were reserved for future issuance under the Company’s Employee Stock Purchase Plan.

(3)          Includes up to 329,246 securities that may be issued in the form of restricted stock.

ITEM 3:  RATIFICATION AND APPROVAL OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected the firm of Deloitte & Touche LLP to be the Corporation’s independent auditors for the fiscal year ending September 24, 2011.  The firm was first appointed independent auditors for the Corporation in 1996.

Although the Corporation is not required to submit the ratification and approval of the selection of its independent auditors to a vote of stockholders, the Board of Directors and the Audit Committee believe it is sound policy and in the best interests of the stockholders to do so.  In the event a majority of the votes cast are against the selection of

Deloitte & Touche LLP, the Audit Committee will consider the vote and the reasons therefore in its future selection of independent auditors.

Representatives of Deloitte & Touche LLP will be present at the meeting and will have an opportunity to make a statement if they desire to do so.  They will be available to respond to appropriate questions.

The Board of Directors recommends that the selection of Deloitte & Touche LLP as independent auditors for the Corporation be ratified and approved, and therefore recommends a vote FOR this proposal.

FEES PAID TO DELOITTE & TOUCHE LLP

Audit Fees

Total aggregate fees billed by Deloitte & Touche LLP for professional services in connection with the audit and review of the Corporation’s Consolidated Financial Statements, and consultation regarding financial accounting and reporting standards were $610,000 and $642,000 in fiscal 2010 and 2009, respectively.

Audit-Related Fees

The aggregate fees billed for assurance and related services rendered by Deloitte & Touche LLP were $0 for both fiscal 2010 and 2009, respectively.

Tax Fees

The aggregate fees billed for services rendered by Deloitte & Touche LLP tax personnel, except those services specifically related to the audit of the financial statements, were $18,850 and $18,350 in fiscal 2010 and 2009, respectively.  Such services include tax planning, tax return reviews, and tax compliance.

All Other Fees

Except as reported above, no other fees were billed by Deloitte & Touche LLP in fiscal 2010 and 2009.

The Audit Committee has advised the Corporation that in its opinion the non-audit services rendered by Deloitte & Touche LLP are compatible with maintaining the independence of the auditor.

In April 2003, the Audit Committee established a policy to pre-approve all audit and non-audit services proposed to be provided by our independent auditor prior to management engaging the auditor for that purpose.  Consideration and approval of such services generally occur at the Audit Committee’s regularly scheduled quarterly meetings.  In situations where it is impractical to wait until the next regularly scheduled quarterly meeting, the Audit Committee may delegate, to one or more of its members, authority to approve audit and non-audit services.  Fees payable to the independent auditor for any specific non-audit service approved pursuant to the above-described delegation of authority requires the reporting of any such approvals to the full Audit Committee at its next regularly scheduled meeting.

In accordance with its pre-approval policy, the Audit Committee pre-approved all services in fiscal 2010 and 2009.

MISCELLANEOUS

Stockholder Proposals

Eligible stockholders may present proposals for inclusion in the Corporation’s 2012 Annual Meeting Proxy Statement, provided the proposals comply with applicable Securities and Exchange Commission regulations and are received by the Corporation no later than August 5, 2011.  Any proposal intended to be included in the Corporation’s 2012 Annual Proxy Statement should be sent to the Corporation at 15 Wellman Avenue, North Chelmsford, Massachusetts 01863, Attention:  Rajeev Balakrishna, Vice President and General Counsel.

Stockholders who want to present business for action at the 2012 Annual Meeting, other than proposals included in the 2012 Annual Proxy Statement, must follow the procedures described in the Corporation’s Amended and Restated By-laws as amended by Amendment No. 1 dated as of August 6, 2008 (as amended, the “By-laws”).  The By-laws provide that stockholder proposals or nominations for director may be made only by a stockholder of record who is entitled to vote at the meeting and has given the Corporation advance notice of the proposed business or nomination.  For the 2012 Annual Meeting, the Corporation must receive the stockholder’s notice between September 20, 2011, and October 20, 2011.  If there is a special meeting, or if the 2012 Annual Meeting is called for a date prior to December 19, 2011 or after March 18, 2012, the Corporation must receive the stockholder’s notice not earlier than the close of business on the 120th day prior to the special meeting or the 2012 Annual Meeting, as the case may be, and not later than the close of business on the later of (1) the 90th day prior to the special meeting or the 2012 Annual Meeting, as the case may be, or (2) the 10th day following the day on which the public announcement of the date of the special meeting or the 2012 Annual Meeting is first made.  The proposal must also comply with the other requirements contained in the Corporation’s By-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to the Commission’s rules governing the exercise of this authority.

Householding

The rules of the Commission allow for “householding,” which is the delivery of a single copy of an annual report and proxy statement to any address shared by two or more stockholders.  Duplicate mailings can be eliminated by allowing stockholders to consent to such elimination, or through implied consent if (1) it is believed that the stockholders are members of the same family, (2) the stockholders are notified that householding is to be used and (3) the stockholders do not request continuation of duplicate mailings.  If you own shares of Common Stock in your own name as a holder of record, householding will not apply to your shares.  If your shares of Common Stock are held in street name, depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to discontinue duplicate mailings to your address.  If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee.

If you wish to request extra copies free of charge of an annual report or proxy statement, please send your request to Courier Corporation, 15 Wellman Avenue, North Chelmsford, Massachusetts 01863, Attention:  Secretary/Clerk; call us with your request at (978) 251-6136; or visit our website at www.courier.com.

Voting of Proxies

The persons named in the enclosed Proxy will vote as directed in the Proxy and, in the absence of such direction, will vote in favor of the actions specified in Items 1, 2 and 3 of the Proxy.  The shares will be voted on such other matters as may properly come before the meeting in accordance with the best judgement of the Proxy holder including, if necessary, voting for a substitute Director nominee unless other instructions are given.  The Board of Directors of the Corporation is not aware of any other matters that may come before the meeting.

By order of the Board of Directors,

RAJEEV BALAKRISHNA
Secretary and Clerk

15 Wellman Avenue

North Chelmsford, Massachusetts 01863

December 3, 2010

IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD FILL IN AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.  YOU MAY ALSO VOTE YOUR SHARES THROUGH THE INTERNET OR BY TELEPHONE.

Exhibit A

COURIER CORPORATION

2011 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.                                GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Courier Corporation 2011 Stock Option and Incentive Plan (the “Plan”).  The purpose of the Plan is to encourage and enable the officers, employees and other key persons (including Consultants and prospective employees) of Courier Corporation (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company.  It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the Compensation and Management Committee of the Board.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan.  Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 21.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock shall be determined according to the following rules:  (a) if the Stock is at the time listed on any stock exchange, then the fair market value shall be the closing price of the Stock on the date in question; or (b) if the Stock is not at the time listed on a stock exchange, the fair market value shall be determined in good faith by the Administrator, which may take into consideration (i) the price paid for the Common Stock in the most recent trade of a substantial number of shares known to the Administrator to have occurred at arm’s length between willing and knowledgeable investors, or (ii) an appraisal by an independent party, or (iii) any other method of valuation undertaken in good faith by the Administrator, or some or all of the above as the Administrator shall in its discretion elect.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock at a fixed exercise price granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle.  The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following:  earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, total stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer

2

satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award.  Each such period shall not be less than 12 months.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

“Restricted Stock Award” means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of phantom stock units to a grantee.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, or (iii) the sale of all of the outstanding Stock of the Company to an unrelated person or entity.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $1.00 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

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“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.                              ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)                                  Administration of Plan.  The Plan shall be administered by the Administrator.

(b)                                 Powers of Administrator.  The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)                                     to select the individuals to whom Awards may from time to time be granted;

(ii)                                  to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii)                               to determine the number of shares of Stock to be covered by any Award;

(iv)                              to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v)                                 to accelerate at any time the exercisability or vesting of all or any portion of any Award provided that the Administrator generally shall not exercise such discretion to accelerate Awards subject to Sections 7 and 8 except in the event of the grantee’s death, disability or retirement, or a change in control (including a Sale Event);

(vi)                              subject to the provisions of Section 5(b), to extend at any time the period in which Stock Options may be exercised; and

(vii)                           at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

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All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)                                  Delegation of Authority to Grant Options.  Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Options to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees.  Any such delegation by the Administrator shall include a limitation as to the amount of Options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria.  The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)                                 Award Certificate.  Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e)                                  Indemnification.  Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3.                             STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)                                  Stock Issuable.  The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 600,000 shares.  For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan.  Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan:  (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof.  In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan.  Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 200,000 shares of Stock may be granted to any one individual grantee during any one calendar year period.  The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

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(b)                                 Effect of Awards.  The grant of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award of 1.25 shares of Stock for each such share of Stock actually subject to the Award.  The grant of an Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award for one share of Stock for each such share of Stock actually subject to the Award.  Any forfeitures, cancellations or other terminations (other than by exercise) of such Awards shall be returned to the reserved pool of shares of Stock under the Plan in the same manner.

(c)                                  Changes in Stock.  Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable.  The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event.  The adjustment by the Administrator shall be final, binding and conclusive.  No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d)                                 Mergers and Other Transactions.  Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Certificate, in the case of and subject to the consummation of a Sale Event, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion, unless, in any case, the parties to the Sale Event agree that Awards will be assumed or continued by the successor entity.  Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of

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Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder).  In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee.

All Restricted Stock Units shall be distributed in cash or in kind to the grantee immediately after the effective time of the Sale Event if such event is considered a “Change in Control” event within the meaning of Section 409A of the Code and the regulations promulgated thereunder.

(e)                                  Substitute Awards.  The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation.  The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.  Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.                             ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees and key persons (including Consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.                             STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options.  Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code.  To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.  If the

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Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(a)                                  Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant.  In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(b)                                 Option Term.  The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted.  In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(c)                                  Exercisability; Rights of a Stockholder.  Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date.  The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option.  An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d)                                 Method of Exercise.  Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased.  Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Certificate:

(i)                                     In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)                                  Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and that are not then subject to restrictions under any Company plan.  Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii)                               By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

(iv)                              With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

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Payment instruments will be received subject to collection.  The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee).  In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(e)                                  Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.  To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.                             STOCK APPRECIATION RIGHTS

(a)                                  Exercise Price of Stock Appreciation Rights.  The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(b)                                 Grant and Exercise of Stock Appreciation Rights.  Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(c)                                  Terms and Conditions of Stock Appreciation Rights.  Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator.  The term of a Stock Appreciation Right may not exceed ten years.

SECTION 7.                             RESTRICTED STOCK AWARDS

(a)                                  Nature of Restricted Stock Awards.  The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant.  Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.  The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b)                                 Rights as a Stockholder.  Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock and the receipt of dividends declared on

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the Stock, subject to such conditions contained in the Restricted Stock Award Certificate.  Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)                                  Restrictions.  Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate.  Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder.  Following such a deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.  Following such a deemed reacquisition of unvested Restricted Stock that are uncertificated, the Company shall be deemed to have reacquired the unvested Restricted Stock without any further action by the Company or the grantee.

(d)                                 Vesting of Restricted Stock.  The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse.  Notwithstanding the foregoing, in the event that any such Restricted Stock granted to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock granted to employees shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period.  Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.”  Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8.                             RESTRICTED STOCK UNITS

(a)                                  Nature of Restricted Stock Units.   The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant.  Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.  The terms and

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conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.  Notwithstanding the foregoing, in the event that any such Restricted Stock Units granted to employees shall have a performance-based goal, the restriction period with respect to such Award shall not be less than one year, and in the event any such Restricted Stock Units granted to employees shall have a time-based restriction, the total restriction period with respect to such Award shall not be less than three years; provided, however, that any Restricted Stock Units with a time-based restriction may become vested incrementally over such three-year period.  At the end of the deferral period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock.  To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

(b)                                 Election to Receive Restricted Stock Units in Lieu of Compensation.  The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units.  Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator.  Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein.  The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.  Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c)                                  Rights as a Stockholder.  A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Restricted Stock Units, subject to such terms and conditions as the Administrator may determine.

(d)                                 Termination.  Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.                             UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock.  The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan.  Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

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SECTION 10.                       CASH-BASED AWARDS

Grant of Cash-Based Awards.  The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant.  The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine.  Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator.  Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 11.                       PERFORMANCE SHARE AWARDS

(a)                                  Nature of Performance Share Awards.  The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan.  The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, which may not be less than one year, and such other limitations and conditions as the Administrator shall determine.

(b)                                 Rights as a Stockholder.  A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee.  A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

(c)                                  Termination.  Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.                       PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a)                                  Performance-Based Awards.  Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator.  The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual.  The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of

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an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee.  Each Performance-Based Award shall comply with the provisions set forth below.

(b)                                 Grant of Performance-Based Awards.  With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award).  Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets.  The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c)                                  Payment of Performance-Based Awards.  Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle.  The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d)                                 Maximum Award Payable.  The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 100,000 shares of Stock (subject to adjustment as provided in Section 3(c) hereof) or $1,500,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 13.                       DIVIDEND EQUIVALENT RIGHTS

(a)                                  Dividend Equivalent Rights.  A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award or as a freestanding award.  The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents.  Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any.  Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments.  A Dividend Equivalent Right granted as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award may provide that such Dividend Equivalent Right shall be settled upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.  A

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Dividend Equivalent Right granted as a component of a Restricted Stock Units, Restricted Stock Award or Performance Share Award may also contain terms and conditions different from such other Award.

(b)                                 Interest Equivalents.  Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment.  Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c)                                  Termination.  Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14.                       TRANSFERABILITY OF AWARDS

(a)                                  Transferability.  Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity.  No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order.  No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)                                 Administrator Action.  Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options or Restricted Stock Units) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.  In no event may an Award be transferred by a grantee for value.

(c)                               Family Member.  For purposes of Section 14(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d)                                 Designation of Beneficiary.  Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable by the Company on or after the grantee’s death.  Any such designation shall be on a form provided for that purpose by the

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Administrator and shall not be effective until received by the Administrator.  If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 15.                       TAX WITHHOLDING

(a)                                  Payment by Grantee.  Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income.  The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee.  The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)                                 Payment in Stock.  Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 16.                       SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A.  In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A.  Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 17.                       TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)                                  a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b)                                 an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

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SECTION 18.                       AMENDMENTS AND TERMINATION

The Board of Directors may at any time amend the Plan, provided, however, that without approval of the Company’s stockholders there shall be no:  (a) increase in the total number of shares of Stock reserved for issuance under the Plan, except by operation of the provisions of Section 3; (b) change in the class of individuals eligible to receive Awards; (c) reduction in the exercise price of any Option or Stock Appreciation Right; (d) extension of the latest date upon which any Option or Stock Appreciation Right may be exercised; (e) material increase of the obligations of the Company or rights of any grantee under the Plan or any Award granted pursuant to the Plan; (f) expansion of the types of Awards available under the Plan; (g) material change in the method of determining Fair Market Value; or (h) material extension of the term of the Plan.  No amendment shall adversely affect outstanding Awards without the consent of the grantee.  The Plan may be terminated at any time by action of the Board of Directors, but any such termination will not terminate Awards then outstanding, without the consent of the grantee.  To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders.  Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 19.                       STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards.  In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20.                       GENERAL PROVISIONS

(a)                                  No Distribution.  The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b)                                 Delivery of Stock Certificates.  Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company.  Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates

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evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded.  All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded.  The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock.  In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements.  The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)                                  Stockholder Rights.  Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d)                                 Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases.  The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e)                                  Trading Policy Restrictions.  Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

SECTION 21.                       EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules.  No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

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SECTION 22.                       GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS:  November 12, 2010

DATE APPROVED BY STOCKHOLDERS:

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01949A 3 2 B V + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign this proxy exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. For Against Abstain 2. Proposal to approve the adoption of the Courier Corporation 2011 Stock Option and Incentive Plan as described in the attached Proxy Statement. 4. To transact such other business as may properly come before the meeting and/or any adjournment or adjournments thereof. For Against Abstain 3. Proposal to approve the appointment of Deloitte & Touche LLP as the Independent Auditors of the Corporation. Change of Address — Please print new address below. Comments — Please print your comments below. 01 - Edward J. Hoff 02 - Robert P. Story, Jr. 03 - Susan L. Wagner 1. Election of Directors: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1234 5678 9012 345 1 0 4 3 4 3 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on January 18, 2011. Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

Dear Stockholder, Please take note of the important information enclosed with this Proxy Ballot. There are four issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. Your vote must be received prior to the Annual Meeting of Stockholders, to be held at 11:00 A.M. on January 18, 2011. Thank you in advance for your prompt consideration of these matters. Sincerely, COURIER CORPORATION Please note this year’s Annual Meeting of Stockholders will be held at: Radisson Hotel Nashua 11 Tara Boulevard Nashua, NH 03062 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS – JANUARY 18, 2011 THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Courier Corporation (the “Corporation”) hereby constitutes and appoints James F. Conway III, Kathleen Foley Curley and W. Nicholas Thorndike, and each of them singly, with full power of substitution, the attorneys and Proxies of the undersigned, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Stockholders of the Corporation to be held on January 18, 2011, commencing at 11:00 a.m., and/or at any adjournment or adjournments thereof (the Proxy Statement in connection therewith and due notice of the time, place and purposes of such a meeting have been received by the undersigned) and at such meeting and/or any adjournment or adjournments thereof to vote and act with respect to all shares of Common Stock of the Corporation standing in the name of the undersigned or in respect of which the undersigned is entitled to vote, with all the powers the undersigned would possess if personally present at said meeting and/or any adjournment or adjournments thereof and especially to vote as follows, a majority of said attorneys and Proxies, or any one if only one be present, to have all the powers of said attorneys or Proxies. When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of the three nominees for Class A Directors, FOR the adoption of the 2011 Stock Option and Incentive Plan and FOR the ratification for the selection of Deloitte & Touche LLP as the Corporation’s independent auditors; with discretionary authority to vote upon such other matters that may properly come before the meeting. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. A stockholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the envelope provided. The undersigned hereby ratifies and confirms all that said attorneys and Proxies and each of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof revoking any proxy heretofore given with respect to such shares. If you vote by using the Internet or by telephone, please DO NOT mail back this proxy card. PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Proxy — Courier Corporation IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.